                                                 National Capital Companies, LLC


                                Appraisal Update
                           of the Estimated Proforma
                                Fair Market Value






                                  Prepared for

                              Hopkinsville Federal
                                  Savings Bank
                             Hopkinsville, Kentucky


                               November 18, 1997

[LOGO OF NATIONAL
 CAPITAL COMPANIES,
 LLC APPEARS HERE]
                                                               Stephen Clinton
                                                               President

November 18, 1997

Board of Directors
Hopkinsville Federal Savings Bank
2700 Fort Campbell Boulevard
Hopkinsville, Kentucky  41192

Ladies and Gentlemen:

We have prepared an independent appraisal report update (the "November update") of the estimated proforma fair market value of the to-be-issued common shares of HopFed Bancorp, Inc. (the "Company"), which is the newly formed holding company for Hopkinsville Federal Savings Bank ("Hopkinsville Federal" or the "Bank"). The common shares are to be issued in connection with the Bank's conversion from a federally-chartered mutual savings bank to a federally-chartered stock savings bank (the "Conversion"), where all of the common stock of the Bank will be acquired by the Company in exchange for approximately 50% of the net conversion proceeds. Our original report of the estimated proforma fair market value of Hopkinsville Federal was dated May 29, 1997, (the "original valuation") and an update (the "updated valuation") of the original valuation was prepared as of August 29, 1997. This November update of our original valuation and updated valuation considers changes in Hopkinsville Federal's financial condition and operating performance as of September 30, 1997, as well as changes in the overall stock market conditions and changes in the market for publicly-traded thrift institutions as of November 18, 1997. The original valuation and the updated valuation are incorporated herein by reference.

In preparing this November update, we performed an analysis of the Bank that included interviews with the Bank's management, inquiries with the Bank's independent accountants, York, Neel & Company, LLP, and its investment banker, Investment Bank Services, Inc., and discussions with special legal counsel, representatives of the firm of Kutak Rock.

We have analyzed, among other factors, the economic conditions in the Bank's primary market area and have compared the Bank's financial performance and condition with that of other savings institutions and with that of selected publicly-traded savings institutions. We reviewed conditions in the securities market in general and the market for savings institution securities, specifically, and we analyzed the competitive environment within the Bank's primary market area.

Our valuation is based upon the Bank's representations that the documents provided to us and the information obtained through interviews with the Bank's management, inquiries with the Bank's independent accountants, York, Neel & Company, LLP, and its investment banker, Investment Bank Services, Inc., and discussions with special legal counsel, representatives of the firm of Kutak Rock as of November 18, 1997, are complete and accurate. In addition, we used information from publicly-available published sources that we believe is reliable. However, we have not examined or otherwise tested this


                         P.O. Box 147, Dover, Ohio 44622
                        (330) 364-3345 FAX (330) 364-3199

Board of Directors
November 18, 1997
Page 2

publicly-available information and therefore we cannot and do not express an opinion as to the accuracy of this information.

This valuation considers the Bank as a going concern and should not be considered an indication of the liquidation value of the Bank. We did not independently value the assets or liabilities of the Bank nor did we independently verify, and have relied on and assumed that, the allowance for loan losses set forth in the balance sheet of Hopkinsville Federal at September 30, 1997, was adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

Since August 29, 1997, the general market for common stocks has increased. The Dow Jones Industrial Average has increased approximately .37% from the date of our updated valuation to the date of this November update. The Standard and Poors 500 index has increased approximately 4.31% over the same period. Thrift market prices have increased since the date of our updated valuation. As evidenced by the thrift stock market index calculated by SNL Securities, L.P.,
                                                         ---------------------
the market values for all publicly traded thrift stocks have increased from August 29, 1997, through November 18, 1997, by approximately 13.83%.

The average tangible price-to-book ("P/B") value of the thrift industry has increased 7.76% from August 29, 1997, to November 18, 1997. This compares to an increase in the average price-to-assets ("P/A") multiple for the industry of 7.36%. The price-to-earnings ("P/E") multiple for the thrift industry has increased over the period from August 29, 1997, to November 18, 1997. The average last twelve months ("LTM") P/E multiple, adjusted to exclude the SAIF assessment where applicable, increased 10.23% from the date of our updated appraisal to the date of this November update.

The Company completed its Subscription and Community Offering on November 18, 1997, and received subscriptions for shares as shown below:


                                      Orders by Amount
                                                             Shares            Values
Category 1:    Eligible Account Holders                  15,574,085      $155,740,850
Category 2:    ESOP                                         280,370         2,803,700
Category 3:    Supplemental Eligible Account Holders        280,442         2,804,420
Category 4:    Other Eligible Member                        197,965         1,979,650
Category 5:    Local Community                               45,225           452,250
Category 6:    Other Community                              192,300         1,923,000
                                                            -------         ---------
               TOTAL                                     16,570,387      $165,703,870


The Bank received 318 orders totaling the $250,000 maximum.

Board of Directors
November 18, 1997
Page 3


                          Orders by Number and Average Amount

                                                                 Number            Average Amount(1)
Category 1:     Eligible Account Holders                          2,569                      $60,623
Category 2:     ESOP                                                  1                    2,803,700
Category 3:     Supplemental Eligible Account Holders                93                       30,155
Category 4:     Other Eligible Member                               124                       15,965
Category 5:     Local Community                                      12                       37,688
Category 6:     Other Community                                      37                       51,973
                                                                     --                       ------
                TOTAL                                             2,836                      $57,460
                (1) Total average excludes the ESOP order.

Based on an analysis of the total orders received, it is estimated that professional investors (those investors who do not reside in the Bank's market area) were responsible for approximately 923 orders totaling $75.4 million, which is 46.3% of the total amount of subscriptions. The major portion of those professional orders were received from the eligible depositor category. Insider subscriptions totaled $3,210,000, which includes the subscriptions placed by the Bank's senior management and its Board of Directors.

Our estimate of the fair market value of the Company has been determined to be $30,500,000, which is an increase of 15.09% from the midpoint value of $26,500,000 determined in our updated valuation. The November valuation of the Company results in a price-to-earnings ("P/E") multiple of 13.46x, a tangible price-to-book ("P/B") multiple of 67.97%, and a price-to-assets ("P/A") multiple of 13.37 for Hopkinsville Federal as of November 18, 1997.

Exhibit V-4 details the valuation discounts applied to the comparable group in determining the value of Hopkinsville Federal as of November 18, 1997. The discount from the comparable group P/B multiple average is 51.93%. The discount in the P/E multiple average is 24.71% and the discount in the P/A multiple average is 22.32%.

The valuation range in this November update will be from a minimum of $25,925,000 to a maximum of $35,075,000 with a super maximum of $40,336,250. In our opinion, the improvement in the conditions of the general stock market, the results of the offering, Hopkinsville Federal's September 30, 1997, financials and current market pricing for thrifts all warrant an increase in the valuation of the to-be-issued common stock of HopFed Bancorp, Inc. to $30,500,000 as of November 18, 1997.

Yours truly,
NATIONAL CAPITAL COMPANIES, LLC


/s/ Stephen Clinton
Stephen Clinton
President

                                                 National Capital Companies, LLC


                                LIST OF EXHIBITS


EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
I-1        Market Data - For Selected Publicly-Held Thrifts
I-1a       Market Data - For Selected Publicly-Held Thrifts
I-1b       Selected Financial and Market Statistics - Selected Publicly-Held
           Thrifts Located in Kentucky
I-1c       1997 Announced Merger and Acquisition Activity for Kentucky
I-1d       Recent Conversion Activity

II         Index Values

III        Selected Financial Data - Hopkinsville Federal Savings Bank
                             and the Comparables

IV-1       Selected Publicly-Traded Stock Detail
IV-2       Comparative Group - Selected Financial and Market Statistics
IV-2a      Comparative Group - Selected Financial and Market Statistics

V-1        Standard Conversion Valuation Analysis
V-2        Proforma Effect of Standard Conversion
V-3        Proforma Effect of Standard Conversion
V-4        Proforma Effect of Standard Conversion

                                                 National Capital Companies, LLC

INTRODUCTION
------------

National Capital Companies, LLC ("National Capital") prepared an independent appraisal for Hopkinsville Federal Savings Bank ("Hopkinsville Federal" or the "Bank") dated May 29, 1997, to determine the estimated proforma fair market value (the "original valuation") of the to-be-issued common stock pursuant to a plan by which Hopkinsville Federal would convert from the mutual to the stock form of organization.

The original valuation used financial information through the period ended March 31, 1997,, including the results of operations for the years ended December 31, 1992, 1993, 1994, 1995 and 1996. An updated valuation was prepared as of August 29, 1997, (the "updated valuation") incorporating the financial results of the Bank through June 30, 1997. This valuation update (the "November update") incorporates the financial results of the Bank through September 30, 1997. Our original valuation dated May 29, 1997, and updated valuation dated August 29, 1997, are incorporated herein by reference.

Our updated valuation common stock prices for selected comparable publicly-traded thrifts as of August 29, 1997, and this November update incorporates the market performance of those companies and thrift stock pricing multiples as of November 18, 1997. As in our updated valuation, our valuation methodology will estimate the proforma fair market value of Hopkinsville Federal under a scenario by which the Bank will conduct a standard stock conversion and include the proforma income resulting from the net proceeds of the Offering.

STOCK MARKET PERFORMANCE
------------------------

Our updated valuation utilized the closing stock market prices as of August 29, 1997. Since August 29, 1997, the general market for common stocks has increased. The Dow Jones Industrial Average has increased approximately .37% from the date of our updated valuation to the date of this November update. The Standard and Poors 500 index has increased approximately 4.31% over the same period.

Thrift market prices have increased since the date of our updated valuation. As evidenced by the thrift stock market index calculated by SNL Securities, L.P.,
                                                         ---------------------
the market values for all publicly-traded thrift stocks have increased from August 29, 1997, through November 18, 1997, by approximately 13.83%.

The average tangible price-to-book ("P/B") value of the thrift industry has increased 7.76% from August 29, 1997, to November 18, 1997. This compares to an increase in the average price-to-assets ("P/A") multiple for the industry of 7.36%. The price-to-earnings ("P/E") multiple for the thrift industry has increased over the period from August 29, 1997, to November 18, 1997. The average last twelve months ("LTM") P/E multiple, adjusted to exclude the SAIF assessment where applicable, increased 10.23% from the date of our updated appraisal to the date of this November update.

A review of Exhibit I-1 which evaluates those thrifts with assets of less than $500 million, shows that the market pricing multiples have increased less from August 29, 1997, through November 18, 1997, for overcapitalized thrifts (those with 10% and greater equity ratios) than for less capitalized thrifts. The increase in the average P/B multiple for the overcapitalized group was only 10.21% for that period compared to 15.77% for those with capital ratios between 7% and 10%, and 33.62% for thrifts with less than a 7% capital ratio.

A review of Exhibit I-1a shows that the market pricing multiples have increased less from August 29, 1997, through November 18, 1997, for Midwestern thrifts than for the thrift industry in general. The increase in

                                               National Capital Companies, LLC


the average P/E multiple was 7.78% for that period for the Midwestern thrifts compared to 10.33% for the district average.

The continued strong market for thrift stock is further evidenced by the after-market pricing of thrifts which have completed conversions from the mutual to stock form. In 1995, there were 71 completed conversions and 55 thrifts completed conversions in 1996. Since June 30, 1997, there have been eight standard conversions completed where data was available. The capital markets are receptive to thrifts choosing the public form of ownership. The average increase in stock price from their initial public offering price for those eight thrifts that converted was 66.4% as of November 18, 1997, as shown in Exhibit I-1d. This is significantly higher than the after-market results for 1995 and 1996 conversions. Most of these conversions were sold at the "super-max" which further demonstrates the market receptiveness of conversions. The limited number of conversions which have also been smaller in size than in prior years has created a limited supply of conversion stock for the large number of investors (including a myriad of mutual funds which focus on the thrift conversion sector for their investment activities) who have profited from purchasing conversion stock during their offerings or in the after-market. This supply-demand imbalance has contributed to the strong after-issuance market performance of recent conversions.


COMPARABLE GROUP MARKET PERFORMANCE UPDATE
------------------------------------------

A group of ten publicly-held savings institutions (the "comparables") was selected for comparison purposes in our original valuation. The selection process used to identify the comparables was designed to develop market pricing applicable to Hopkinsville Federal to develop an estimate of the Bank's estimated proforma fair market value. Our selection process limited the universe of publicly-traded thrift stocks to those of less than $500 million in assets. Our selection criteria sought comparables with historical profitability and strong capital positions which operate in non-metropolitan markets. Our selection process eliminated thrifts which were involved in announced mergers or acquisitions that significantly impacted their market prices. The comparables were re-evaluated for inclusion in this update and there did not appear to be any reason to eliminate any of the companies.

Our original valuation included a financial analysis of the comparables through March 31, 1997, and our updated valuation evaluated their financial results as of June 30, 1997. Since September 30, 1997, financial information is now available for the comparables, we have evaluated this updated financial information compared to Hopkinsville Federal's September 30, 1997, financial condition to consider the appropriateness of the market value adjustments used in the original valuation. A detailed analysis of the Bank and the comparables financial results for the quarter ended September 30, 1997, compared to June 30, 1997, is provided in Exhibits III-1 through Exhibits III-1j.

A summary of the comparable group and Hopkinsville Federal as of September 30, 1997, is provided below to evaluate the appropriateness of market value adjustments including: level and stability of earnings, asset quality and credit risk, taxation, dividend payments, management, market area, liquidity and placement of the issue and prevailing stock market conditions.

Level and Stability of Earnings
-------------------------------

The level and quality of Hopkinsville Federal's profitability is a function of the amount and stability of the Bank's net interest margin, the level of noninterest income, amount of operating expenses and income tax level. Components impacting these variables include asset composition, asset-liability structure, interest rate risk structure, management, staffing, operating efficiency, actions of competitors and other factors.

                                               National Capital Companies, LLC



Hopkinsville Federal recorded a decrease in net income for the quarter ended September 30, 1997, resulting primarily from a decline in the Bank's net yield on interest-earning assets, an increase in non-interest expenses offset by a higher level of non-interest income, lower loan loss provisions and a lower income tax expense. The Bank's interest margin for the three months ended September 30, 1997, was 2.21% compared to 2.34 for the quarter ended June 30, 1997.

Hopkinsville Federal has a conservative asset structure primarily composed of one-to-four family mortgages and liquid investments with a portfolio yield below that of the comparables. The Bank's cost of funds is higher than the comparables. The result is that the Bank's net interest margin is lower than the comparables. For the quarter ended September 30, 1997,, the Bank recorded a 5.73% decrease in net interest income and the Bank's net interest margin remains significantly lower than the comparables and the thrift industry in general.

The following schedule provides an analysis of the comparables' net interest income for the quarters ended June 30, 1997, and September 30, 1997. As the schedule shows, the comparables net interest income has not been as significantly impacted in the quarter ended September 30, 1997, as Hopkinsville Federal's net interest income ratio was for the quarter.

------------------------------------------------------------------------------------------------------
                                    Net Interest Income Analysis
------------------------------------------------------------------------------------------------------
                                               Quarter Ended          Quarter Ended
     Comparable                                June 30, 1997,         Sept 30, 1997,          % Change
     Ameriana Bancorp                                3.03%                3.02%                -0.33%
     First Bancshares, Inc.                          3.35%                3.32%                -0.90%
     FFW Corporation                                 3.15%                3.19%                 1.27%
     Wood Bancorp, Inc.                              4.11%                4.18%                 1.70%
     Industrial Bancorp, Inc.                        4.02%                3.90%                -2.99%
     Landmark Bancshares, Inc.                       3.08%                3.10%                 0.65%
     MBLA Financial Corp.                            2.17%                2.11%                -2.76%
     MFB Corp.                                       3.15%                3.20%                 1.59%
     Milton Federal Financial Corp.                  2.99%                2.80%                -6.35%
     Midwest Bancshares Inc.                         2.83%                2.75%                -2.83%
                     Average                         3.19%                3.16%                -0.97%
     Hopkinsville Federal Savings Bank               2.34%                2.21%                -5.56%
Source: SNL Securities, L.C. and Unaudited Bank Financial Statements
------------------------------------------------------------------------------------------------------

Hopkinsville Federal's noninterest income has made a similar contribution to the Bank's profitability as that of the comparables. For the quarter ended September 30, 1997,, noninterest income to average assets totaled .33%. This is slightly higher than the .29% recorded for the quarter ended June 30, 1997. This level of noninterest income is similar to the comparables' average of .40% for the quarter ended September 30, 1997.

Hopkinsville Federal's ratio of operating expenses to assets increased 2.83% for the quarter ended September 30, 1997. Operating expenses for the quarter ended September 30, 1997, were 1.11% of assets compared to 1.08% for the quarter ended June 30, 1997, (annualized). Hopkinsville continues to operate with a relatively low operating expense ratio which provides the Bank additional profitability.

                                                 National Capital Companies, LLC



The following schedule provides an analysis of Hopkinsville Federal's most recent quarterly profit performance compared to the comparables.


===================================================================================================
                                  Return on Average Assets Analysis
---------------------------------------------------------------------------------------------------

                                              Quarter Ended        Quarter Ended
     Company                                  June 30, 1997,       Sept 30, 1997,       % Change
     Ameriana Bancorp                             0.89%                1.01%             13.48%
     First Bancshares, Inc.                       1.02%                1.27%             24.51%
     FFW Corporation                              0.94%                1.04%             10.64%
     Wood Bancorp, Inc.                           1.44%                1.48%              2.78%
     Industrial Bancorp, Inc.                     1.51%                1.40%             -7.28
     Landmark Bancshares, Inc.                    1.11%                1.04%             -6.31
     MBLA Financial Corp.                         0.79%                0.89%             12.66%
     MFB Corp.                                    0.84%                0.79%             -5.95
     Milton Federal Financial Corp.               0.74%                0.68%             -8.11
     Midwest Bancshares Inc.                      0.81%                1.13%             39.51%
                     Average                      1.01%                1.07%              6.34%
     Hopkinsville Federal Savings Bank            1.01%                0.94%             -6.93
--------------------------------------------------------------------------------------------------

Source: SNL Securities, L.C.

In the quarter ended September 30, 1997, the Bank recorded a return on average assets equal to approximately 87% of the comparable average. The Bank's profitability declined 6.93% for the quarter while the comparables profitability improved 6.34%.

The following schedule provides an analysis of the return on average equity for the comparables for the quarter ended September 30, 1997, compared to the quarter ended June 30, 1997. The schedule compares the actual return on average equity recorded by the comparables to the proforma post-conversion results for the Bank upon completion on the conversion.

                                                 National Capital Companies, LLC





================================================================================================
                                 Return on Average Equity Analysis
------------------------------------------------------------------------------------------------

                                                      Quarter Ended        Quarter Ended
          Company                                     June 30, 1997,       Sept 30, 1997,
          Ameriana Bancorp                                8.16%                9.07%
          First Bancshares, Inc.                          7.35%                9.48%
          FFW Corporation                                 9.50%               10.77%
          Wood Bancorp, Inc.                             11.53%               11.98%
          Industrial Bancorp, Inc.                        8.43%                8.06%
          Landmark Bancshares, Inc.                       7.81%                7.46%
          MBLA Financial Corp.                            6.21%                7.13%
          MFB Corp.                                       5.99%                5.89%
          Milton Federal Financial Corp.                  5.44%                5.29%
          Midwest Bancshares Inc.                        11.75%               16.37%
                          Average                         8.22%                9.15%
          Hopkinsville Federal Savings Bank **            4.66%                4.66%
------------------------------------------------------------------------------------------------

*  Adjusted to exclude the SAIF assessment
** Proforma - Please refer to the super-max in Exhibit V-3
Source: SNL Securities, L.C.

As shown, the Bank is anticipated to record a lower return on average equity post-conversion than the comparables. The variance between the Bank and the comparables has increased as the comparables profitability has increased from the June quarter to the September quarter. The Bank, at the super-max, is projected to have a net worth ratio of over 22.5%, which is significantly higher than the comparables average of 12.3%. The high level of capitalization projected for the Bank contributes to the lower level of proforma return on average equity compared to the comparables. The Bank, due to the limited market growth opportunities, may require some time to leverage its capital position to bring its return on average equity to that of the comparables.

Based upon the foregoing, we continue to apply a discount to the comparables market pricing related to level and stability of earnings. Accordingly, a downward adjustment to the pricing multiples of the comparables is warranted to reflect the Bank's lower proforma earnings prospects relative to the comparable group, and our update will continue to apply a discount to the comparables market pricing multiples.

Asset Quality and Credit Risk
-----------------------------

As mentioned in our original valuation and updated valuation, we believe that Hopkinsville Federal's asset quality is superior to the comparables. The following provides an analysis of nonperforming assets for Hopkinsville Federal and the comparables as of September 30, 1997:

Our analysis of Hopkinsville Federal related to asset quality and credit risk is that the Bank's risk related to credit losses is lower than the comparable group. Both the Bank and the comparables have experienced a slight increase in their levels of nonperforming assets in the quarter ended September 30, 1997, but their

                                               National Capital Companies, LLC


levels remain at acceptable levels. As a result we will continue to apply an upward adjustment to the comparables market pricing multiples concerning asset quality and credit risk.

Taxation
--------
Our inquiries with the Bank's accountants and management did not disclose any reason for a tax rate different than the comparables. Our expectation is that the future tax rates for the comparables and Hopkinsville Federal will be similar. The differences that exist among the comparables and Hopkinsville Federal's are minimal. Hence, no adjustment in the Bank's estimated proforma fair market value will be made for taxation.

Dividend Payments
-----------------
Hopkinsville Federal has indicated that it intends to establish a policy of paying dividends initially at an annual rate of 3% of the purchase price of the stock beginning with the first full quarter following the conversion. The Bank will consider such factors including capital requirements, financial performance, tax considerations and general economic conditions in determining future dividend adjustments.

Thrift stock historically has not traded on the basis of current or potential dividend yields. However, the rise in industry profitability and the improved level of capitalization has enabled many thrifts the ability to pay out modest dividends. This trend is evident in the comparable group. All of the ten selected members of the comparable group are paying regular dividends.

Because Hopkinsville Federal has stated that it will pay a dividend on the common stock, no adjustment will be made to the proforma fair market value in consideration of dividends, which was also the case in the original valuation.

Management
----------
Hopkinsville Federal's management has responded well in this era of uncertainty and constant change related to the thrift industry. The Bank has remained profitable, improved its net interest margin, held operating expenses under control, increased its franchise value and maintained asset quality. The Bank has also developed an alternative investment strategy of investments and mortgage-backed securities to offset the lower level of loan production available in the current market.

Hopkinsville Federal's management understands their deposit and lending markets, responds well to competition and has initiated the organizational and structural changes necessary to remain competitive, including the pursuit of a conversion. The most important measure of management is their ability to earn a profit. Management has done this consistently, due in part to the reasons mentioned above. Based upon our analysis of the comparables, we believe that they also possess quality management. The best indication of the comparables' management capabilities is the consistent level of earnings recorded by the group. Based upon this assessment, we believe that no market adjustment is necessary for the quality of management.

Market Area
-----------
As discussed in our original valuation, Hopkinsville Federal's primary deposit area encompasses the southwestern area of Kentucky. The Bank's lending activities are also concentrated in this same market. The local economy is stable, however, the economic prospects for the Bank's primary market area are lower than for the state of Kentucky and for the nation as a whole.

                                               National Capital Companies, LLC


As discussed in the original valuation, the markets of the comparable group were chosen to reflect non-metropolitan areas. Upon specific consideration of competitive factors and economic conditions between the comparables and Hopkinsville Federal's market area, there does appear to be a difference between the composite of the comparables and Hopkinsville Federal in the economic conditions prevailing in the local markets. Therefore, a downward valuation adjustment will be made regarding market area.

Liquidity and Placement of the Issue
------------------------------------
The Bank has received a high level of interest in its subscription offering. There are several factors which have resulted in the large amount of orders received.

     . The Bank choose an unusually high individual maximum order level of $250,000 which could be increased to $500,000 for joint accounts.

     . Local financial institutions have made prime rate loans available to subscribers up to 100% of the subscription amount which has increased the "purchase power" of the Bank's subscribers. The Bank estimates that these loans have totaled over $30 million.

     . The Bank announced plans for the conversion in January 1997. Several delays in undertaking the subscription offering has provided a longer than typical time period for investors to evaluate and consider a purchase of the Company's stock.

     . A local investment banking firm, Hilliard Lyons, has actively promoted the Bank's offering. They have reportedly encouraged their clients to participate in the subscription offering, and have actively sought retirement accounts needing a third party to accomplish the investment of 401K and other self-directed retirement plans.

     . The Bank's plan of conversion utilized a tier one depositor qualification date of March 31, 1996. This date is more recent than the date typically used in conversions, however, the Bank was unable to use an older date due to data processing problems with older account records.

     . There appears to be a high number of "professional investors" who held subscription rights and have placed orders.

     . As previously mentioned, the limited number of conversions being undertaken has created a supply-demand imbalance which has resulted in thrift conversion investors heavily participating in the Bank's subscription offering.

     . The high level of interest in the Bank's subscription offering has resulted in large orders being placed with the expectation that these orders will be prorated and that by ordering a larger amount, investors believed they were likely to receive a larger prorated order amount.

     . Local thrift investors experienced a substantial return on their investment in First Federal Savings Bank, a thrift located in Hopkinsville which sold in 1993 to Liberty National Bank which subsequently sold to Banc One in 1994. Through the mergers, First Federal shareholders received a substantial gain on their original investment. Local investors have indicated that they experienced a gain of approximately eight times their original investment as a result of the "double dip". These investors, and others who know about their gains on their First Federal investment, recognize the potential exists for similar returns through an investment in the Bank. Many investors in the subscription offering expressed their reason for making an investment was simply the hope in duplicating the financial success experienced by investors in First Federal.

Accordingly, we do not believe that the high level of investor interest in the Bank's offering is a major indication of the value of the Bank. We believe that many investors have been influenced by the "hype" of the offering. We further believe that the large amount of orders reflects the limited availability of new conversion stock in the market. Professional investors have profited substantially in the past by purchasing

                                               National Capital Companies, LLC


conversion issues, and today, they appear to be highly liquid and are capable of causing most new conversions to be substantially oversubscribed.

Prevailing Stock Market Conditions
----------------------------------
The performance of stock prices for thrifts has been exceptional since late 1990, not unlike the conditions which have prevailed for common stock in general. There are several factors for this unusually advantageous market opportunity. The level of interest rates has made thrift issues attractive because of the thrift profitability that current market conditions provide. Second, the rise in the stock market in general has helped buoy thrift equity including new conversion issues. Third, the strength of the savings and loan business, after the resolution of the troubled institutions by the RTC, has resulted in a high appreciation for the remaining industry and its profit potential. Fourth, many previously converted thrift issues are being considered potential takeover candidates as financial services participants rapidly pursue intrastate and interstate financial service expansion opportunities. (Exhibit I-1c provides information on 1997, thrift merger activity in Kentucky, which has been moderate.)

New conversions continue to experience a high level of interest from subscription rights holders as well as other investors. A vast majority of the conversions receive orders in excess of the maximum valuation level. This is favorable for three reasons. First, the expense is considerably less than if underwritten issues were required to accomplish the conversion. Second, the shares are usually bought in small blocks by friendly local investors (which may reduce the potential for subsequent unfriendly takeovers). Third, the loyalty of the local market for future retail savings deposit and lending activities should strengthen. It is our opinion that no adjustment is warranted in our preparation of an estimate of the proforma fair market value of the Company's common stock related to prevailing stock market conditions.

Summary of Market Value Adjustments
-----------------------------------
We concluded in our original valuation and the valuation update that Hopkinsville Federal warranted a downward adjustment for level and stability of earnings and market area and an upward adjustment for asset quality and credit risk. Our analysis found that the Bank did not significantly differ in any of the other market value adjustment criteria. It should be noted that Hopkinsville Federal may have several other positive and negative factors, but in relation to the comparable group these conditions are not materially different.

The preparation of this November update included a review of the market value adjustments discussed above. Our assessment of the market factors is the same as in our original valuation. We believe that the following market value adjustments are appropriate upon the application of the comparables' market pricing multiples for Hopkinsville Federal:

                                               National Capital Companies, LLC


            ------------------------------------------------------------
                        Summary of Market Value Adjustments
            ------------------------------------------------------------
            Market Factor                                    Adjustment
            Level and Stability of Earnings                   Downward
            Asset Quality and Credit Risk                      Upward
            Taxation                                            None
            Dividend Payments                                   None
            Management                                          None
            Market Area                                       Downward
            Liquidity and Placement of the Issue                None
            Prevailing Stock Market Conditions                  None
            ------------------------------------------------------------

MARKET PERFORMANCE
------------------

The market valuation of total equity for the comparables increased 7.94% from August 29, 1997, the market date for our updated valuation, to November 18, 1997, the date of this November update. As shown below, the performance of individual companies varied widely. All of the comparables experienced an increase in market value except one. The percentage change in the market value for the comparables ranged from a decline of 3.27% to an increase of 40.65%. Of particular interest was the dramatic increase in stock price of Midwest Bancshares, Inc. Midwest's stock price was positively impacted by its strong quarterly earnings as well as the announced sale of Valley Financial Corporation which is also headquartered in Burlington, Iowa. Valley's shareholders are to receive a cash price equal to approximately two time book. Since Midwest's stock price has dramatically outperformed the other members of the peer group, our focus was on median price changes rather than average price changes which minimizes the "distortion" caused by Midwest's price change since August 29, 1997. The median change in the comparables market value of equity was 8.52%.


       -----------------------------------------------------------------------------------------------------
                                                 Market Value of Equity
       -----------------------------------------------------------------------------------------------------
       Company                                November 18, 1997,      August 29, 1997,            % Change
       Ameriana Bancorp                             $64.6                  $63.8                    1.25%
       First Bancshares, Inc.                        28.7                   26.6                    7.89%
       FFW Corporation                               25.0                   20.8                   20.19%
       Wood Bancorp, Inc.                            39.5                   35.2                   12.22%
       Industrial Bancorp, Inc.                      89.2                   77.8                   14.65%
       Landmark Bancshares, Inc.                     41.1                   41.5                   -0.96%
       MBLA Financial Corp.                          32.0                   30.8                    3.90%
       MFB Corp.                                     38.4                   39.7                   -3.27%
       Milton Federal Financial Corp.                34.6                   31.7                    9.15%
       Midwest Bancshares Inc.                       17.3                   12.3                   40.65%
                      Total                         410.4                  380.2                    7.94%
       Source: Quarterly Financial Statements, SNL Securities, L.P. and National Capital Calculations
       Dollars shown in thousands
       -----------------------------------------------------------------------------------------------------

Exhibit IV-2 details the P/E, P/B and P/A multiples of the comparables as of November 18, 1997. The average percentage change of the market multiples from August 29, 1997, is shown below. The comparable group recorded changes in their P/E multiple ranging from -6.77% to 25.37%. The comparable P/E

                                               National Capital Companies, LLC



average was 17.86x as of November 18, 1997, compared to the average of 17.26x adjusted to exclude the SAIF assessment as appropriate. This 3.5% increase compares to a 10.23% increase in the average P/E multiple for all publicly-traded thrifts.

The average P/B multiple for the comparable group increased 9.15% as compared to a 7.76% increase in the average P/B multiple for all publicly-traded thrifts. The median P/A multiple increased for the comparable group a total of 7.87% while the average P/A multiple for all publicly-traded thrifts increased 7.36% from August 29, 1997, to November 18, 1997. Additional information on these multiples for the industry is provided in Exhibit I-1 and Exhibit I-1a.

In recognition of the general improvement in stock market conditions, the enhanced market pricing of the comparables and the thrift industry in general, the strong level of subscriptions received, as well as other factors, our estimate of the fair market value of the Company has been increased from the value estimate determined in our updated valuation.


          ------------------------------------------------------------------------------------------------------------
                                                        P/E Multiple *
          ------------------------------------------------------------------------------------------------------------
          Company                                November 18, 1997,      August 29, 1997,            % Change
          Ameriana Bancorp                              17.68                  17.75                  -0.39%
          First Bancshares, Inc.                        15.44                  15.30                   0.92%
          FFW Corporation                               14.23                  12.06                  17.99%
          Wood Bancorp, Inc.                            18.44                  17.80                   3.60%
          Industrial Bancorp, Inc.                      17.08                  17.59                  -2.90%
          Landmark Bancshares, Inc.                     17.46                  17.46                   0.00%
          MBLA Financial Corp.                          18.84                  18.16                   3.74%
          MFB Corp.                                     20.39                  21.87                  -6.77%
          Milton Federal Financial Corp.                23.81                  22.43                   6.15%
          Midwest Bancshares Inc.                       15.27                  12.18                  25.37%
                        Average                         17.86                  17.26                   3.50%
          * Adjusted to exclude the SAIF assessment where applicable
          Source: SNL Securities, L.P. and National Capital Calculations
          ------------------------------------------------------------------------------------------------------------


          ------------------------------------------------------------------------------------------------------------
                                                         P/B Multiples
          ------------------------------------------------------------------------------------------------------------
          Company                                November 18, 1997,      August 29, 1997,            % Change
          Ameriana Bancorp                             146.87                 146.51                   0.25%
          First Bancshares, Inc.                       126.57                 119.81                   5.64%
          FFW Corporation                              156.53                 134.61                  16.28%
          Wood Bancorp, Inc.                           190.63                 174.63                   9.16%
          Industrial Bancorp, Inc.                     146.68                 126.83                  15.65%
          Landmark Bancshares, Inc.                    130.51                 131.87                  -1.03%
          MBLA Financial Corp.                         112.98                 108.05                   4.56%
          MFB Corp.                                    114.48                 117.21                  -2.33%
          Milton Federal Financial Corp.               121.85                 112.15                   8.65%
          Midwest Bancshares Inc.                      166.94                 123.88                  34.76%
                        Average                        141.40                 129.56                   9.15%
          Source: SNL Securities, L.P. and National Capital Calculations
          -----------------------------------------------------------------------------------------------------------

                                               National Capital Companies, LLC




          ------------------------------------------------------------------------------------------------------------
                                                         P/A Multiple
          ------------------------------------------------------------------------------------------------------------
          Company                                November 18, 1997,      August 29, 1997,            % Change
          Ameriana Bancorp                             16.44                   16.04                   2.49%
          First Bancshares, Inc.                       17.62                   16.20                   8.77%
          FFW Corporation                              13.79                   11.55                  19.39%
          Wood Bancorp, Inc.                           23.70                   21.49                  10.28%
          Industrial Bancorp, Inc.                     25.20                   22.46                  12.20%
          Landmark Bancshares, Inc.                    18.00                   18.19                  -1.04%
          MBLA Financial Corp.                         14.30                   13.13                   8.91%
          MFB Corp.                                    15.00                   16.00                  -6.25%
          Milton Federal Financial Corp.               16.47                   15.89                   3.65%
          Midwest Bancshares Inc.                      11.55                    8.56                  34.93%
                        Average                        17.21                   15.95                   7.87%
          Source: SNL Securities, L.P. and National Capital Calculations
          ------------------------------------------------------------------------------------------------------------



As detailed in our original valuation, we believe that the P/E method is the most direct and appropriate method of determining Hopkinsville Federal's estimated proforma fair market value of the to-be-issued common shares. Our updated valuation used Hopkinsville Federal's trailing LTM earnings as of June 30, 1997, of $1.426 million adjusted to exclude the SAIF assessment to apply to the market P/E multiple. The LTM earnings for the Bank as of September 30, 1997, were approximately $1.591 million.

VALUATION METHODOLOGY
---------------------

The market pricing multiples of the comparable group members are presented in
Exhibit IV-2 and 2a. All three valuation methodologies (P/E, P/B, and P/A) used in the updated valuation were updated based upon Hopkinsville Federal's September 30, 1997, financial information and using the stock prices of publicly-traded thrift institutions as of November 18, 1997.

The central valuation method will be the P/E method. Since Hopkinsville Federal and all of the comparable group members have been consistently profitable, the P/E method is the most direct and appropriate method of valuation. Investors consider earnings an important factor for the determination of the value of a newly converted thrift. Hopkinsville Federal's LTM earnings will provide the basis for calculation of proforma values for the Bank. Hopkinsville Federal's LTM earnings as of September 30, 1997, totaled approximately $1.591 million, which is $170 thousand higher than the Bank's June 30, 1997, LTM earnings adjusted to exclude the SAIF assessment.

The P/B and the P/A methods will be applied as secondary measures of Hopkinsville Federal's estimated proforma fair market value. These methods are more appropriately employed in situations where the P/E method would not be appropriate. These methods have limitations caused by historical cost accounting, goodwill and the inability to distinguish the affects these factors have on the subject and comparable group.

P/E  Multiple Calculation
-------------------------
As indicated in Exhibit IV-2, the adjusted P/E market multiples for the comparable group range from 14.23x to 23.81x. The average and median for the comparables' P/E multiples are 17.88x and 17.66x, respectively. In order to derive a multiple to apply to Hopkinsville Federal's LTM earnings, adjustments to these multiples were made as detailed in the updated valuation. The proforma P/E for our November updated estimate of value, $30,500,000 was 13.46x.

                                               National Capital Companies, LLC



P/B Multiple Calculation
-------------------------
The P/B value method considers a company's financial condition, but does not as readily evaluate the future operating results. Accordingly, this valuation method is less meaningful than the P/E method. The P/B method must be considered, however, because it is a method which many investors and analysts use in evaluating the value of thrift common stock.

As indicated in Exhibit IV-2 the P/B market multiples for the comparable group range from 112.98% to 190.63%. The comparables' average and median P/B multiples are 141.40% and 138.60%, respectively. In order to derive a multiple to apply to Hopkinsville Federal's net worth, adjustments to these multiples were made as detailed in the updated valuation. Our November estimate of value of $30,500,000 results in a proforma P/B of 67.97% as shown in Exhibit V-3.

P/A Multiple Calculation
------------------------
The third method of valuation considered is the P/A method. This method is generally the least desirable of the valuation methods considered. This method fails to consider either the financial strength or the earnings capacity of a financial institution. This method is generally reserved for circumstances where core earnings are nonexistent or where a financial institution holds a minimal level of capital.

As indicated in Table IV-2, the P/A market multiples for the comparables range from 11.55% to 25.20%. The average and median comparables' P/A multiples are 17.21% and 16.46%, respectively. In order to derive a multiple to apply to Hopkinsville Federal's assets, adjustments to these multiples were made as detailed in the updated valuation. Our November estimate of value of $30,500,000 results in a proforma P/A of 13.37% as shown in Exhibit V-3.


VALUATION ANALYSIS
------------------

Based upon the analysis performed, our estimate of the fair market value of the Company has been determined to be $30,500,000. This higher valuation takes into consideration the general increase in stock market conditions since the updated valuation was prepared, the high amount of orders received by the Bank in its subscription offering and the general increase in thrift pricing since the updated valuation was prepared, among other factors. Based upon the value determined in our updated valuation of $26,500,000 as of August 29, 1997, this indicates an increase in the value of the Company of 15.09% from August 29, 1997, to November 18, 1997.

This conclusion is based on the P/E method with secondary consideration of the P/B and P/A calculations as included in Exhibits V-1 through V-4. As stated previously, we believe that the P/E method is the most appropriate methodology based upon the conditions and characteristics analyzed throughout this valuation. Also included are proforma calculations for return on assets and tangible net worth to assets.

                                   Exhibit I-1

                        Hopkinsville Federal Savings Bank
                             Hopkinsville, Kentucky

         Market Data for Selected Publicly-Traded Thrift Institutions *
               Selected Groups Excluding Mutual Holding Companies
                             As of November 18, 1997


                                             ------------------------------------------------------
                                                 Price to           Price to           Price to
                                                   Book            LTM EPS **           Assets
                                                   (%)                (x)                 (%)
                                             ------------------------------------------------------

Segment Description:
All Thrift - Medians                              150.17             18.25               16.63
All Thrift - Averages                             165.69             20.91               18.52

Thrifts with Assets greater than $500 million
 Medians                                          189.28             17.42               15.40
 Averages                                         201.14             20.03               16.11

Thrifts with Assets less than $500 million
 Medians                                          131.20             18.88               18.00
 Averages                                         143.39             21.53               20.06

Equity-to-Asset Groups*

Over 10%
 Medians                                          127.43             20.05               20.66
 Averages                                         136.14             22.85               22.69

From 7% to 10%
 Medians                                          172.98             16.47               16.16
 Averages                                         178.42             17.58               15.79

Under 7%
 Medians                                          219.46             17.18               12.23
 Averages                                         222.69             20.83               12.69


* Selected publicly traded companies include those with assets less than $500 million.
**  Adjusted to exclude SAIF assessment where applicable

Source:  SNL Securities, L.P. and National Capital calculations

                                  Exhibit I-1a

                        Hopkinsville Federal Savings Bank
                             Hopkinsville, Kentucky

         Market Data for Selected Publicly-Traded Thrift Institutions *
                       Excluding Mutual Holding Companies
                          Geographic Regional Averages
                             As of November 18, 1997


                         -------------------------------------------------------
                             Price to           Price to           Price to
                               Book            LTM EPS **           Assets
                               (%)                (x)                 (%)
                         -------------------------------------------------------
Mid-Atlantic                  175.27             19.56               16.41

Midwestern                    148.57             21.20               19.18

Northeastern                  193.80             17.49               15.86

Southeastern                  169.52             25.05               23.31

Southwestern                  153.37             18.37               18.08

Western                       180.96             22.04               16.16

District Average              170.25             20.62               18.17


* Selected publicly traded thrifts with assets less than $500 million. ** Reflects adjustment to exclude SAIF assessment where applicable.

Source: SNL Securities, L.P. and National Capital calculations

                                 Exhibit I - 1b
                    SELECTED FINANCIAL AND MARKET STATISTICS
                        Selected Publicly Traded Thrifts
                               Located in Kentucky
                             As of November 18, 1997

-------------------------------------------------------------------------------------------------------------------------------
                                                                       Current     * Current        Current               Total
                                                                         Stock        Price/    Price/ Tang   Price/     Assets
                                                                         Price       LTM EPS     Book Value   Assets     ($000)
Ticker  Short Name                       City            IPO Date          ($)           (x)            (%)      (%)   Mst RctQ
-------------------------------------------------------------------------------------------------------------------------------
CKFB    CKF Bancorp Inc.                 Danville         01/04/95      18.375         14.70         108.66    27.72     59,868
CLAS    Classic Bancshares Inc.          Ashland          12/29/95      16.750         19.25         130.35    16.47    132,186
FFKY    First Federal Financial Corp.    Elizabethtown    07/15/87      21.750         14.90         182.93    23.64    382,585
FKKY    Frankfort First Bancorp Inc.     Frankfort        07/10/95       9.750            NM         142.54    24.00    133,255
FLKY    First Lancaster Bancshares       Lancaster        07/01/96      15.969         29.03         109.23    32.20     47,184
FTSB    Fort Thomas Financial Corp.      Fort Thomas      06/28/95      13.750         17.41         130.21    21.01     97,843
GWBC    Gateway Bancorp Inc.             Catlettsburg     01/18/95      19.125         32.42         118.42    32.86     62,609
HFFB    Harrodsburg First Fin Bancorp    Harrodsburg      10/04/95      16.875         23.25         107.62    31.36    108,949
KYF     Kentucky First Bancorp Inc.      Cynthiana        08/29/95      14.125         17.66         125.11    20.89     88,089

                                                         ----------------------------------------------------------------------
                                                           AVERAGE       16.27         21.08          128.34   25.57    123,619
                                                            MEDIAN       16.75         18.46          125.11   24.00     97,843
                                                         ----------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
                                                                       Tangible
                                                                        Equity/        NPAs/    Return on    Return on    Current
                                                                    Tang Assets       Assets   Avg Assets   Avg Equity   Dividend
                                                                            (%)          (%)          (%)          (%)      Yield
Ticker  Short Name                       City            IPO Date      Mst RctQ     Mst RctQ          LTM          LTM        (%)
-----------------------------------------------------------------------------------------------------------------------------------
CKFB    CKF Bancorp Inc.                 Danville         01/04/95        23.67         0.70         1.82         7.51       2.721
CLAS    Classic Bancshares Inc.          Ashland          12/29/95        12.92         0.43         0.81         5.53       1.672
FFKY    First Federal Financial Corp.    Elizabethtown    07/15/87        13.03         0.08         1.64        11.99       2.575
FKKY    Frankfort First Bancorp Inc.     Frankfort        07/10/95        16.83         0.00         0.09         0.37       3.692
FLKY    First Lancaster Bancshares       Lancaster        07/01/96        29.47         2.28         1.24         3.64       3.131
FTSB    Fort Thomas Financial Corp.      Fort Thomas      06/28/95        16.13         1.91         1.22         7.18       1.818
GWBC    Gateway Bancorp Inc.             Catlettsburg     01/18/95        27.74         0.76         0.94         3.60       2.092
HFFB    Harrodsburg First Fin Bancorp    Harrodsburg      10/04/95        26.92         0.00         1.03         3.80       2.370
KYF     Kentucky First Bancorp Inc.      Cynthiana        08/29/95        16.70         0.04         1.15         6.64       3.540

                                                         --------------------------------------------------------------------------
                                                           AVERAGE        20.38         0.69         1.10         5.58        2.62
                                                            MEDIAN        16.83         0.43         1.15         5.53        2.58
                                                         --------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------
                                                                       1 Month Avg
                                                                       Weekly Vol/           Three Month
                                                                        Shares Out          Price Change
Ticker  Short Name                       City            IPO Date              (%)                   (%)
--------------------------------------------------------------------------------------------------------
CKFB    CKF Bancorp Inc.                 Danville         01/04/95            0.84                (4.55)
CLAS    Classic Bancshares Inc.          Ashland          12/29/95            0.93                15.52
FFKY    First Federal Financial Corp.    Elizabethtown    07/15/87            0.26                 1.16
FKKY    Frankfort First Bancorp Inc.     Frankfort        07/10/95            1.78                 2.63
FLKY    First Lancaster Bancshares       Lancaster        07/01/96            0.23                 4.71
FTSB    Fort Thomas Financial Corp.      Fort Thomas      06/28/95            0.78                25.00
GWBC    Gateway Bancorp Inc.             Catlettsburg     01/18/95            0.37                 8.51
HFFB    Harrodsburg First Fin Bancorp    Harrodsburg      10/04/95            1.09                12.50
KYF     Kentucky First Bancorp Inc.      Cynthiana        08/29/95            0.58                15.31

                                                         -----------------------------------------------
                                                           AVERAGE            0.76                 8.98
                                                            MEDIAN            0.78                 8.51
                                                         -----------------------------------------------




* Reflects adjustment for SAIF special assessment where appropriate

Source:  SNL Securities, L.P.                    National Capital Companies, LLC

                                  Exhibit I -1c
         1997 Announced Kentucky Thrift Merger and Acquisition Activity
                            As of November 18, 1997


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Buyer:      Seller:     Seller:       Seller:
                                                                                      1:Total      1:Total     1:Total        1:Tang
                         Bank/                                            Bank/        Assets       Assets    Deposits         Eqty/
Buyer              ST    Thrift  Seller                 City         ST   Thrift       ($000)       ($000)      ($000)    Assets (%)
------------------------------------------------------------------------------------------------------------------------------------
Star Banc Corp     OH    Bank    Great Financial Corp   Louisville   KY   Thrift   10,753,098    3,046,227   1,893,545          8.88
Peoples Bancorp    OH    Bank    Gateway Bancorp        Catlettsburg KY   Thrift      616,635       66,439      49,195         25.63

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Seller:   Seller:    Seller:
                                                                                   1:YTD     1:YTD      1:NPAs/
                         Bank/                                            Bank/     ROAA*     ROAE*     Assets   Announce
Buyer              ST    Thrift  Seller                 City         ST   Thrift      (%)       (%)        (%)     Date     Status
-----------------------------------------------------------------------------------------------------------------------------------
Star Banc Corp     OH    Bank    Great Financial Corp   Louisville   KY   Thrift     1.05     11.03       0.36   09/15/97   Pending
Peoples Bancorp    OH    Bank    Gateway Bancorp        Catlettsburg KY   Thrift     0.75      2.99       0.12   04/25/97   Pending


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Ann'd       Ann'd
                                                                                   Completed/              Deal Pr/    Deal Pr/
                         Bank/                                            Bank/    Terminated  Consider       Tg Bk       4-Qtr
Buyer              ST    Thrift  Seller                 City         ST   Thrift      Date       Type           (%)     EPS (x)
----------------------------------------------------------------------------------------------------------------------------------
Star Banc Corp     OH    Bank    Great Financial Corp   Louisville   KY   Thrift       NA      Mixture       225.18       28.21
Peoples Bancorp    OH    Bank    Gateway Bancorp        Catlettsburg KY   Thrift       NA      Mixture       118.45       39.06



Source:  SNL Securities, L.P.                       National Capital Companies,

                                 Exhibit I - 1d
                           Recent Conversion Activity
                        Selected Publicly Traded Thrifts
             Original Offering Statistics and Current Market Pricing
                             As of November 18, 1997


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Current
                                                                                 Total                   Stock
                                                                                Shares    IPO Price      Price     Increase
Ticker  Short Name                      City           State   IPO Date         Issued          ($)        ($)          (%)
---------------------------------------------------------------------------------------------------------------------------------
CFBC    Community First Banking Co.     Carrollton     GA      07/01/97      2,413,562       20.000     38.125       90.63%
FBNW    FirstBank Corp.                 Lewiston       ID      07/02/97      1,983,750       10.000     17.000       70.00%
FSFF    First SecurityFed Financial     Chicago        IL      10/31/97      6,408,000       10.000     15.375       53.75%
FSPT    FirstSpartan Financial Corp.    Spartanburg    SC      07/09/97      4,430,375       20.000     37.750       88.75%
GOSB    GSB Financial Corp.             Goshen         NY      07/09/97      2,248,250       10.000     15.625       56.25%
OSFS    Ohio State Financial Services   Bridgeport     OH      09/29/97        633,168       10.000     15.250       52.50%
OTFC    Oregon Trail Financial Corp.    Baker City     OR      10/06/97      4,694,875       10.000     15.688       56.88%
SHSB    SHS Bancorp Inc.                Pittsburgh     PA      10/01/97        819,950       10.000     16.250       62.50%

                                                       --------------------------------------------------------------------------
                                                        AVERAGE              2,953,991       12.500     21.383       66.41%
                                                        MEDIAN               2,330,906       10.000     15.969       59.69%
                                                       --------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Price/      Price/     Price/
                                                                             Gross     Pro-Forma   Pro-Forma   Adjusted  Conversion
                                                                          Proceeds    Tang. Book    Earnings     Assets      Assets
Ticker  Short Name                      City           State   IPO Date     ($000)           (%)         (%)        (x)      ($000)
------------------------------------------------------------------------------------------------------------------------------------
CFBC    Community First Banking Co.     Carrollton     GA      07/01/97     48,271        72.744        36.1       12.0     352,532
FBNW    FirstBank Corp.                 Lewiston       ID      07/02/97     19,838        71.934        19.2       13.0     133,194
FSFF    First SecurityFed Financial     Chicago        IL      10/31/97     64,080        73.443        21.3       19.8     260,002
FSPT    FirstSpartan Financial Corp.    Spartanburg    SC      07/09/97     88,608        72.984        26.0       19.1     375,526
GOSB    GSB Financial Corp.             Goshen         NY      07/09/97     22,483        73.442        23.2       18.9      96,323
OSFS    Ohio State Financial Services   Bridgeport     OH      09/29/97      6,332        63.331        17.0       15.7      33,929
OTFC    Oregon Trail Financial Corp.    Baker City     OR      10/06/97     46,949        76.631        18.5       18.7     204,213
SHSB    SHS Bancorp Inc.                Pittsburgh     PA      10/01/97      8,200        70.731        13.9        9.1      81,688

                                                       -----------------------------------------------------------------------------
                                                        AVERAGE             38,095         71.91       21.90      15.79     192,176
                                                        MEDIAN              34,716         72.86       20.25      17.20     168,704
                                                       -----------------------------------------------------------------------------


Source:  SNL Securities, L.P.                    National Capital Companies, LLC

                                                 National Capital Companies, LLC

--------------------------------------------------------------------------------
                                 Exhibit II

Thrift Index Values


                                                       Price Change (%)
                                 Value                 ----------------
Index                           10/31/97       1 Month       YTD          LTM
-----                           --------       -------       ---          ---
All Publicly Traded               752.4         2.03        55.58        64.74
Thrifts
SAIF Thrifts                      689.6         3.00        57.00        66.37
BIF Thrifts                       949.6         0.40        53.96        62.74

Stock Exchange Indices
AMEX Thrifts                      225.8         5.09        44.56        52.05
NYSE Thrifts                      464.0         4.82        67.36        74.55
OTC Thrifts                       855.8         0.99        50.21        60.55

Geographic Indices
Mid-Atlantic Thrifts            1,533.7         4.62        58.01        68.20
Midwestern Thrifts              1,645.0         3.13        41.89        51.56
New England Thrifts               684.3         1.93        59.55        77.02
Southeastern Thrifts              718.1         7.15        60.57        65.50
Southwestern Thrifts              455.4        -4.89        44.18        52.71
Western Thrifts                   759.8        -0.19        60.06        66.97

Asset Size Indices
Less than $250M                   795.7        -0.66        35.65        39.46
$250M to $500M                  1,188.6         3.14        50.49        61.02
$500M to $1B                      763.2         0.31        46.27        56.06
$1B to $5B                        867.3         5.01        58.84        70.44
More than $5B                     480.8         1.21        57.23        65.60

Comparative Indices
Dow Jones Industrials           7,442.1        -6.33        15.41        23.43
S&P 500                           914.6        -3.45        23.47        29.68

All SNL indices are market-value weighted; i.e., an institution's effect on an index is proportional to that institution's market capitalization. All SNL thrift indices began at 100 on March 30, 1984. On that date, the S&P 500 closed at 159.2 and the Dow Jones Industrials closed at 1,164.9.


Mid-Atlantic:  DE, DC, MD, NJ, NY, PA, PR     Midwest:  IA, IL, IN, KS, KY, MI,
                                              MN, MO, ND, NE, OH, SD, WI
New England:  CT, ME, MA, NH, RI, VT          Southeast:  AL, AR, FL, GA, MS,
                                              NC, SC, TN, VA, WV
Southwest:  CO, LA, NM, TX, UT                West:  AZ, AK, CA, HI, ID, MT,
                                              NV, OR, WA, WY
Source:  SNL Monthly Market Report

                                                 National Capital Companies, LLC

--------------------------------------------------------------------------------
                                  Exhibit III-1
                             SELECTED FINANCIAL DATA
                        Hopkinsville Federal Savings Bank
                             Hopkinsville, Kentucky

--------------------------------------------------------------------------------------------------------------
                                     Three Months Ended   Three Months Ended         Quarterly      Percent
Income Statement Data                     June 30, 1997        Sept 30, 1997            Change       Change
--------------------------------------------------------------------------------------------------------------
Interest Income                                  $3,372               $3,335             ($37)       -1.10%
Interest Expense                                  2,186                2,217               31         1.42%
                                                  -----                -----               --         -----
Net Interest Income                               1,186                1,118              -68         -5.73%

Operating Expenses                                  547                  561               14         2.56%
Noninterest Income                                  145                  167               22        15.17%
Provision for Loan Losses                            10                    5               -5          NA
Income Taxes                                        263                  242              -21        -7.98%
                                                    ---                  ---              ---        ------
Net Income                                         $511                 $477             ($34)       -6.65%
                                                   ====                 ====             ====        ======

Other Financial Information and Ratios

Average Assets                                 $202,777             $202,252            ($525)       -0.26%
Average Equity                                   17,751               18,498              747         4.21%
Return on Average Assets *                         1.01%                0.94%           -0.06%       -6.41%
Return on Average Equity *                        11.51%               10.31%           -1.20%      -10.42%
Operating Expenses to Average Assets *             1.08%                1.11%            0.03%        2.83%
Interest Income to Average Assets *                6.65%                6.60%           -0.05%       -0.00%
Interest Expense to Average Assets *               4.31%                4.38%            0.07%        0.01%
Net Interest Income to Average Assets *            2.34%                2.21%           -0.13%       -0.05%
Noninterest Income to Average Assets *             0.29%                0.33%            0.04%        0.15%

* Annualized
Dollars in thousands
Source:  Unaudited Financial Statements and National Capital calculations

                                                 National Capital Companies, LLC

--------------------------------------------------------------------------------
                                 Exhibit III-1a
                             SELECTED FINANCIAL DATA
                                Ameriana Bancorp
                               New Castle, Indiana


----------------------------------------------------------------------------------------------------------
                               Three Months Ended     Three Months Ended      Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997         Change           Change
----------------------------------------------------------------------------------------------------------
Interest Income                            $7,413                 $7,330          ($83)           -1.12%
Interest Expense                            4,384                  4,343            -41           -0.94%
                                            -----                  -----            ---           ------
Net Interest Income                         3,029                  2,987            -42           -1.39%

Operating Expenses                          2,216                  2,168            -48           -2.17%
Noninterest Income                            639                    754            115           18.00%
Noninterest Expense                             3                      8              5          166.67%
Provision for Loan                             51                     60              9           17.65%
Losses
Income Taxes                                  509                    511              2            0.39%
                                              ---                    ---              -            -----
Net Income                                   $889                   $994           $105           11.81%
                                             ====                   ====           ====           ======

Other Financial Information and Ratios

Average Assets                           $399,947               $395,379        ($4,568)          -1.14%
Average Equity                             43,601                 43,813            212            0.49%
Return on Average Assets *                  0.89%                  1.01%          0.12%           13.10%
Return on Average Equity *                  8.16%                  9.07%          0.92%           11.27%
Operating Expenses to Average Assets *      2.22%                  2.19%         -0.02%           -1.04%
Interest Income to Average Assets *         7.41%                  7.42%          0.00%            0.00%
Interest Expense to Average Assets *        4.38%                  4.39%          0.00%            0.00%
Net Interest Income to Average Assets *     3.03%                  3.02%         -0.00%           -0.00%
Noninterest Income to Average Assets *      0.64%                  0.76%          0.12%            0.19%


* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations

                                                 National Capital Companies, LLC

                                 Exhibit III-1b
                             SELECTED FINANCIAL DATA
                              First Bancshares Inc.
                            Mountain Grove, Missouri


--------------------------------------------------------------------------------------------------------------
                                     Three Months           Three Months
                                            Ended                  Ended            Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997               Change           Change
--------------------------------------------------------------------------------------------------------------
Interest Income                            $3,054                 $3,161                 $107             3.50%
Interest Expense                            1,710                  1,793                   83             4.85%
                                            -----                  -----                   --             -----
Net Interest Income                         1,344                  1,368                   24             1.79%

Operating Expenses                            835                    767                  -68            -8.14%
Other Noninterest Expenses                      7                    -30                  -37          -528.57%
Noninterest Income                            165                    207                   42            25.45%
Nonrecurring Income                             0                      0                    0             0.00%
Provision for Loan Losses                      21                     19                   -2            -9.52%
Income Taxes                                  238                    298                   60            25.21%
                                              ---                    ---                   --            ------
Net Income                                   $408                   $521                 $113            27.70%
                                             ====                   ====                 ====            ======

Other Financial Information and Ratios
Average Assets                           $160,314               $164,596               $4,282             2.67%
Average Equity                             22,217                 21,973                 (244)           -1.10%
Return on Average Assets *                  1.02%                  1.27%                 0.25%           24.37%
Return on Average Equity *                  7.35%                  9.48%                 2.14%           29.11%
Operating Expenses to Average Assets *      2.08%                  1.86%                -0.22%          -10.53%
Interest Income to Average Assets *         7.62%                  7.68%                 0.06%            0.00%
Interest Expense to Average Assets *        4.27%                  4.36%                 0.09%            0.02%
Net Interest Income to Average Assets *     3.35%                  3.32%                -0.02%           -0.00%
Noninterest Income to Average Assets *      0.41%                  0.50%                 0.09%            0.22%


* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations

                                                 National Capital Companies, LLC


                               Exhibit III-1c
                           SELECTED FINANCIAL DATA
                                  FFW Corp.
                               Wabash, Indiana


-------------------------------------------------------------------------------------------------------------
                                     Three Months           Three Months
                                            Ended                  Ended         Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997            Change           Change
-------------------------------------------------------------------------------------------------------------
Interest Income                            $3,197                 $3,506              $309             9.67%
Interest Expense                            1,886                  2,062               176             9.33%
                                            -----                  -----               ---             -----
Net Interest Income                         1,311                  1,444               133            10.14%

Operating Expenses                            854                    910                56             6.56%
Noninterest Income                            198                    234                36            18.18%
Nonrecurring Income                             0                      0                 0             0.00%
Provision for Loan Losses                      50                    200               150           300.00%
Income Taxes                                  215                     98              -117           -54.42%
                                              ---                     --              ----           -------
Net Income                                   $390                   $470               $80            20.51%
                                             ====                   ====               ===            ======

Other Financial Information and Ratios
Average Assets                           $166,242               $181,257           $15,015             9.03%
Average Equity                             16,470                 17,464               994             6.04%
Return on Average Assets *                  0.94%                  1.04%             0.09%            10.53%
Return on Average Equity *                  9.47%                 10.77%             1.29%            13.65%
Operating Expenses to Average Assets *      2.05%                  2.01%            -0.04%            -2.27%
Interest Income to Average Assets *         7.69%                  7.74%             0.04%             0.00%
Interest Expense to Average Assets *        4.54%                  4.55%             0.01%             0.00%
Net Interest Income to Average Assets *     3.15%                  3.19%             0.03%             0.01%
Noninterest Income to Average Assets *      0.48%                  0.52%             0.04%             0.08%


* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations

                                                 National Capital Companies, LLC


                                 Exhibit III-1d
                             SELECTED FINANCIAL DATA
                               Wood Bancorp, Inc.
                               Bowling Green, Ohio


-------------------------------------------------------------------------------------------------------------
                                     Three Months           Three Months
                                            Ended                  Ended          Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997             Change           Change
-------------------------------------------------------------------------------------------------------------
Interest Income                            $3,311                 $3,389                $78             2.36%
Interest Expense                            1,628                  1,661                 33             2.03%
                                            -----                  -----                 --             -----
Net Interest Income                         1,683                  1,728                 45             2.67%

Operating Expenses                            929                    958                 29             3.12%
Noninterest Income                            195                    222                 27            13.85%
Provision for Loan Losses                      30                     30                  0             0.00%
Income Taxes                                  329                    350                 21             6.38%
                                              ---                    ---                 --             -----

Net Income                                   $590                   $612                $22             3.73%
                                             ====                   ====                ===             =====

Other Financial Information and Ratios
Average Assets                           $163,728               $165,219             $1,491             0.91%
Average Equity                             20,464                 20,436                (28)           -0.14%
Return on Average Assets *                  1.44%                  1.48%               0.04%            2.79%
Return on Average Equity *                 11.53%                 11.98%               0.45%            3.87%
Operating Expenses to Average Assets *      2.27%                  2.32%               0.05%            2.19%
Interest Income to Average Assets *         8.09%                  8.20%               0.12%            0.01%
Interest Expense to Average Assets *        3.98%                  4.02%               0.04%            0.01%
Net Interest Income to Average Assets *     4.11%                  4.18%               0.07%            0.01%
Noninterest Income to Average Assets *      0.48%                  0.54%               0.06%            0.13%


* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations

                                                 National Capital Companies, LLC

--------------------------------------------------------------------------------
                                 Exhibit III-1e
                             SELECTED FINANCIAL DATA
                               Industrial Bancorp
                                 Bellevue, Ohio
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                               Three Months Ended     Three Months Ended      Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997         Change           Change
----------------------------------------------------------------------------------------------------------
Interest Income                            $6,846                 $7,084           $238            3.48%
Interest Expense                            3,423                  3,657            234            6.84%
                                            -----                  -----            ---            -----
Net Interest Income                         3,423                  3,427              4            0.12%

Operating Expenses                          1,530                  1,630            100            6.54%
Noninterest Income                            111                    120              9            8.11%
Provision for Loan Losses                      47                     45             -2           -4.26%
Income Taxes                                  674                    642            -32           -4.75%
                                              ---                    ---            ---           ------
Net Income                                 $1,283                 $1,230          ($53)           -4.13%
                                           ======                 ======          =====           ======

Other Financial Information and Ratios
Average Assets                           $340,987               $351,898        $10,911            3.20%
Average Equity                             60,843                 61,036            193            0.32%
Return on Average Assets *                  1.51%                  1.40%         -0.11%           -7.10%
Return on Average Equity *                  8.43%                  8.06%         -0.37%           -4.43%
Operating Expenses to Average Assets *      1.79%                  1.85%          0.05%            3.23%
Interest Income to Average Assets *         8.03%                  8.05%          0.02%            0.00%
Interest Expense to Average Assets *        4.02%                  4.16%          0.14%            0.03%
Net Interest Income to Average Assets *     4.02%                  3.90%         -0.12%           -0.03%
Noninterest Income to Average Assets *      0.13%                  0.14%          0.00%            0.04%


* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations
--------------------------------------------------------------------------------

                                                 National Capital Companies, LLC
--------------------------------------------------------------------------------
                                 Exhibit III-1f
                             SELECTED FINANCIAL DATA
                            Landmark Bancshares Inc.
                               Dodge City, Kansas
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                               Three Months Ended     Three Months Ended      Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997         Change           Change
----------------------------------------------------------------------------------------------------------
Interest Income                            $4,224                 $4,346           $122            2.89%
Interest Expense                            2,487                  2,577             90            3.62%
                                            -----                  -----             --            -----
Net Interest Income                         1,737                  1,769             32            1.84%

Operating Expenses                            838                    909             71            8.47%
Noninterest Expense                             3                      0             -3         -100.00%
Noninterest Income                            259                    238            -21           -8.11%
Nonrecurring Income                             0                      0              0            0.00%
Provision for Loan Losses                     110                    110              0            0.00%

Income Taxes                                  418                    396            -22           -5.26%
                                              ---                    ---            ---           ------
Net Income                                   $627                   $592          ($35)           -5.58%
                                             ====                   ====          =====           ======

Other Financial Information and Ratios
Average Assets                           $225,950               $227,918         $1,968            0.87%
Average Equity                             32,103                 31,758          (345)           -1.07%
Return on Average Assets *                  1.11%                  1.04%         -0.07%           -6.40%
Return on Average Equity *                  7.81%                  7.46%         -0.36%           -4.56%
Operating Expenses to Average Assets *      1.48%                  1.60%          0.11%            7.54%
Interest Income to Average Assets *         7.48%                  7.63%          0.15%            0.02%
Interest Expense to Average Assets *        4.40%                  4.52%          0.12%            0.02%
Net Interest Income to Average Assets *     3.08%                  3.10%          0.03%            0.00%
Noninterest Income to Average Assets *      0.46%                  0.42%         -0.04%           -0.08%

* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations
--------------------------------------------------------------------------------

                                                 National Capital Companies, LLC
--------------------------------------------------------------------------------
                               Exhibit III-1g
                           SELECTED FINANCIAL DATA
                            MBLA Financial Corp.
                               Macon, Missouri
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                               Three Months Ended     Three Months Ended      Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997         Change           Change
----------------------------------------------------------------------------------------------------------
Interest Income                            $3,936                 $3,991            $55            1.40%
Interest Expense                            2,722                  2,798             76            2.79%
                                            -----                  -----             --            -----
Net Interest Income                         1,214                  1,193            -21           -1.73%

Operating Expenses                            358                    341            -17           -4.75%
Noninterest Income                              2                      4              2          100.00%
Nonrecurring Income                             0                      0              0            0.00%
Provision for Loan Losses                      55                     15            -40          -72.73%
Income Taxes                                  361                    336            -25           -6.93%
                                              ---                    ---            ---           ------
Net Income                                   $442                   $505            $63           14.25%
                                             ====                   ====            ===           ======

Other Financial Information and Ratios
Average Assets                           $224,272               $226,439         $2,167            0.97%
Average Equity                             28,458                 28,344          (114)           -0.40%
Return on Average Assets *                  0.79%                  0.89%          0.10%           13.16%
Return on Average Equity *                  6.21%                  7.13%          0.91%           14.71%
Operating Expenses to Average Assets *      0.64%                  0.60%         -0.03%           -5.66%
Interest Income to Average Assets *         7.02%                  7.05%          0.03%            0.00%
Interest Expense to Average Assets *        4.85%                  4.94%          0.08%            0.01%
Net Interest Income to Average Assets *     2.17%                  2.11%         -0.05%           -0.02%
Noninterest Income to Average Assets *     0.003%                 0.007%          0.00%            0.98%


* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations
--------------------------------------------------------------------------------

                                                 National Capital Companies, LLC

--------------------------------------------------------------------------------
                                 Exhibit III-1h
                             SELECTED FINANCIAL DATA
                                    MFB Corp.
                               Mishawaka, Indiana
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                               Three Months Ended     Three Months Ended      Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997         Change           Change
----------------------------------------------------------------------------------------------------------
Interest Income                            $4,511                 $4,797           $286            6.34%
Interest Expense                            2,612                  2,779            167            6.39%
                                            -----                  -----            ---            -----
Net Interest Income                         1,899                  2,018            119            6.27%

Operating Expenses                          1,155                  1,304            149           12.90%
Noninterest Income                            106                    118             12           11.32%
Provision for Loan Losses                       7                      7              0            0.00%
Nonrecurring Income                             0                      0              0            0.00%
Income Taxes                                  336                    329             -7           -2.08%
                                              ---                    ---             --           ------
Net Income                                   $507                   $496          ($11)           -2.17%
                                             ====                   ====          =====           ======

Other Financial Information and Ratios
Average Assets                           $241,266               $252,081        $10,815            4.48%
Average Equity                             33,939                 33,706          (233)           -0.69%
Return on Average Assets *                  0.84%                  0.79%         -0.05%           -6.37%
Return on Average Equity *                  5.98%                  5.89%         -0.08%           -1.49%
Operating Expenses to Average Assets *      1.91%                  2.07%          0.15%            8.06%
Interest Income to Average Assets *         7.48%                  7.61%          0.13%            0.01%
Interest Expense to Average Assets *        4.33%                  4.41%          0.07%            0.01%
Net Interest Income to Average Assets *     3.15%                  3.20%          0.05%            0.01%
Noninterest Income to Average Assets *      0.18%                  0.19%          0.01%            0.06%


* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations
--------------------------------------------------------------------------------

                                                 National Capital Companies, LLC

--------------------------------------------------------------------------------
                                 Exhibit III-1i
                             SELECTED FINANCIAL DATA
                         Milton Federal Financial Corp.
                                West Milton, Ohio
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                               Three Months Ended     Three Months Ended      Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997         Change           Change
----------------------------------------------------------------------------------------------------------
Interest Income                            $3,517                 $3,732           $215            6.11%
Interest Expense                            2,086                  2,309            223           10.69%
                                            -----                  -----            ---           ------
Net Interest Income                         1,431                  1,423             -8           -0.56%

Operating Expenses                            958                  1,009             51            5.32%
Noninterest Income                             98                    111             13           13.27%
Provision for Loan Losses                      32                      2            -30          -93.75%
Income Taxes                                  183                    178             -5           -2.73%
                                              ---                    ---             --           ------
Net Income                                   $356                   $345          ($11)           -3.09%
                                             ====                   ====          =====           ======

Other Financial Information and Ratios
Average Assets                           $191,419               $203,377        $11,958            6.25%
Average Equity                             26,154                 26,065           (89)           -0.34%
Return on Average Assets *                  0.74%                  0.68%         -0.06%           -8.79%
Return on Average Equity *                  5.44%                  5.29%         -0.15%           -2.76%
Operating Expenses to Average Assets *      2.00%                  1.98%         -0.01%           -0.87%
Interest Income to Average Assets *         7.35%                  7.34%         -0.00%           -0.00%
Interest Expense to Average Assets *        4.36%                  4.54%          0.18%            0.04%
Net Interest Income to Average Assets *     2.99%                  2.80%         -0.19%           -0.06%
Noninterest Income to Average Assets *      0.20%                  0.22%          0.01%            0.06%


* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations
--------------------------------------------------------------------------------

                                                 National Capital Companies, LLC
--------------------------------------------------------------------------------
                                 Exhibit III-1j
                             SELECTED FINANCIAL DATA
                             Midwest Bancshares Inc.
                                Burlington, Iowa
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                               Three Months Ended     Three Months Ended      Quarterly          Percent
Income Statement Data               June 30, 1997          Sept 30, 1997         Change           Change
----------------------------------------------------------------------------------------------------------
Interest Income                            $2,676                 $2,740            $64            2.39%
Interest Expense                            1,663                  1,724             61            3.67%
                                            -----                  -----             --            -----
Net Interest Income                         1,013                  1,016              3            0.30%

Operating Expenses                            621                    615             -6           -0.97%
Noninterest Income                             78                    263            185          237.18%
Provision for Loan Losses                      12                     12              0            0.00%
Income Taxes                                  168                    235             67           39.88%
                                              ---                    ---             --           ------
Net Income                                   $290                   $417           $127           43.79%
                                             ====                   ====           ====           ======

Other Financial Information and Ratios
Average Assets                           $143,335               $147,676         $4,341            3.03%
Average Equity                              9,875                 10,190            315            3.19%
Return on Average Assets *                  0.81%                  1.13%          0.32%           39.57%
Return on Average Equity *                 11.75%                 16.37%          4.62%           39.35%
Operating Expenses to Average Assets *      1.73%                  1.67%         -0.06%           -3.88%
Interest Income to Average Assets *         7.47%                  7.42%         -0.04%           -0.00%
Interest Expense to Average Assets *        4.64%                  4.67%          0.02%            0.00%
Net Interest Income to Average Assets *     2.83%                  2.75%         -0.07%           -0.02%
Noninterest Income to Average Assets *      0.22%                  0.71%          0.49%            2.27%

* Annualized
Dollars in thousands
Source:  SNL Securities, L.P. and National Capital calculations
--------------------------------------------------------------------------------

                                  Exhibit IV-1
                    SELECTED FINANCIAL AND MARKET STATISTICS
     Publicly Traded Thrift Institutions Excluding Mutual Holding Companies
 In the Midwestern Region with Assets Less Than $500 Million and IPO Date Before
                    March 31, 1996 As of November 18, 1997


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           * Adjusted
                                                                                       Current   Current      Current       Current
                                                                                         Stock    Price/       Price/   Price/ Tang
                                                                                         Price   LTM EPS      LTM EPS    Book Value
Ticker  Short Name                     City               State   Exchange   IPO Date      ($)       (x)          (x)           (%)
------------------------------------------------------------------------------------------------------------------------------------
ASBI    Ameriana Bancorp               New Castle         IN      NASDAQ     03/02/87   20.000     17.86        17.86        146.84
ASBP    ASB Financial Corp.            Portsmouth         OH      NASDAQ     05/11/95   13.250     18.66        18.66        128.64
ATSB    AmTrust Capital Corp.          Peru               IN      NASDAQ     03/28/95   14.500     25.89        25.89        101.26
BDJI    First Federal Bancorporation   Bemidji            MN      NASDAQ     04/04/95   25.500     21.07        21.07        143.66
BWFC    Bank West Financial Corp.      Grand Rapids       MI      NASDAQ     03/30/95   22.000     23.91        23.91        165.41
CAPS    Capital Savings Bancorp Inc.   Jefferson City     MO      NASDAQ     12/29/93   18.375     15.44        15.44        157.05
CASH    First Midwest Financial Inc.   Storm Lake         IA      NASDAQ     09/20/93   19.750     15.55        15.55        138.02
CBCI    Calumet Bancorp Inc.           Dolton             IL      NASDAQ     02/20/92   33.000     16.34        16.34        131.95
CBSB    Charter Financial Inc.         Sparta             IL      NASDAQ     12/29/95   21.063     20.25        16.33        173.64
CIBI    Community Investors Bancorp    Bucyrus            OH      NASDAQ     02/07/95   15.750     15.00        15.00        130.27
CKFB    CKF Bancorp Inc.               Danville           KY      NASDAQ     01/04/95   18.375     14.70        14.70        108.66
CLAS    Classic Bancshares Inc.        Ashland            KY      NASDAQ     12/29/95   16.750     19.25        19.25        130.35
CMRN    Cameron Financial Corp         Cameron            MO      NASDAQ     04/03/95   19.875     25.16        20.35        115.69
CSBF    CSB Financial Group Inc.       Centralia          IL      NASDAQ     10/09/95   12.250     72.06        42.25         99.84
EFBI    Enterprise Federal Bancorp     West Chester       OH      NASDAQ     10/17/94   26.750     21.75        21.75        169.20
FBCI    Fidelity Bancorp Inc.          Chicago            IL      NASDAQ     12/15/93   24.500     17.75        17.75        131.58
FBCV    1ST Bancorp                    Vincennes          IN      NASDAQ     04/07/87   38.750     14.25        14.25        121.06
FBSI    First Bancshares Inc.          Mountain Grove     MO      NASDAQ     12/22/93   26.250     15.44        15.44        126.57
FFBI    First Financial Bancorp Inc.   Belvidere          IL      NASDAQ     10/04/93   19.000        NM           NM        107.83
FFBZ    First Federal Bancorp Inc.     Zanesville         OH      NASDAQ     07/13/92   19.250     24.06        15.83        218.75
FFED    Fidelity Federal Bancorp       Evansville         IN      NASDAQ     08/31/87   10.250     14.64        14.64        199.03
FFFD    North Central Bancshares Inc.  Fort Dodge         IA      NASDAQ     03/21/96   19.000     16.52        16.52        125.58
FFHH    FSF Financial Corp.            Hutchinson         MN      NASDAQ     10/07/94   19.000     17.92        17.92        117.00
FFHS    First Franklin Corp.           Cincinnati         OH      NASDAQ     01/26/88   26.000     25.49        25.49        149.51
FFKY    First Federal Financial Corp.  Elizabethtown      KY      NASDAQ     07/15/87   21.750     14.90        14.90        182.93
FFSL    First Independence Corp.       Independence       KS      NASDAQ     10/08/93   15.000     22.06        22.06        127.33
FFWC    FFW Corp.                      Wabash             IN      NASDAQ     04/05/93   35.000     14.23        14.23        156.53
FFWD    Wood Bancorp Inc.              Bowling Green      OH      NASDAQ     08/31/93   18.625     18.44        18.44        190.63
FKKY    Frankfort First Bancorp Inc.   Frankfort          KY      NASDAQ     07/10/95    9.750        NM           NM        142.54
FMBD    First Mutual Bancorp Inc.      Decatur            IL      NASDAQ     07/05/95   20.000     58.82        58.82        156.49
FTSB    Fort Thomas Financial Corp.    Fort Thomas        KY      NASDAQ     06/28/95   13.750     17.41        17.41        130.21
GFCO    Glenway Financial Corp.        Cincinnati         OH      NASDAQ     11/30/90   16.000     16.16        16.16        133.11
GFSB    GFS Bancorp Inc.               Grinnell           IA      NASDAQ     01/06/94   17.500     15.63        15.63        158.95
GTPS    Great American Bancorp         Champaign          IL      NASDAQ     06/30/95   18.750     48.08        48.08        101.68
GWBC    Gateway Bancorp Inc.           Catlettsburg       KY      NASDAQ     01/18/95   19.125     32.42        32.42        118.42
HALL    Hallmark Capital Corp.         West Allis         WI      NASDAQ     01/03/94   28.875     15.95        15.95        136.40
HBBI    Home Building Bancorp          Washington         IN      NASDAQ     02/08/95   21.250     18.48        18.48        104.01
HBFW    Home Bancorp                   Fort Wayne         IN      NASDAQ     03/30/95   25.000     32.89        21.68        141.88
HFFB    Harrodsburg First Fin Bancorp  Harrodsburg        KY      NASDAQ     10/04/95   16.875     28.60        23.25        107.62
HFSA    Hardin Bancorp Inc.            Hardin             MO      NASDAQ     09/29/95   17.500     18.23        18.23        111.11
HHFC    Harvest Home Financial Corp.   Cheviot            OH      NASDAQ     10/10/94   14.250     54.81        26.83        125.99
HMCI    HomeCorp Inc.                  Rockford           IL      NASDAQ     06/22/90   23.375     25.41        25.41        178.84
HZFS    Horizon Financial Svcs Corp.   Oskaloosa          IA      NASDAQ     06/30/94   11.125     14.26        14.26        108.33
INBI    Industrial Bancorp Inc.        Bellevue           OH      NASDAQ     08/01/95   17.250     17.08        17.08        146.68
INCB    Indiana Community Bank SB      Lebanon            IN      NASDAQ     12/15/94   20.500    107.89        38.59        165.72
JOAC    Joachim Bancorp Inc.           De Soto            MO      NASDAQ     12/28/95   15.000     68.18        39.66        110.13
KNK     Kankakee Bancorp Inc.          Kankakee           IL      AMSE       01/06/93   31.125     15.26        15.26        121.16
KYF     Kentucky First Bancorp Inc.    Cynthiana          KY      AMSE       08/29/95   14.125     17.66        17.66        125.11


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Tangible
                                                                                                     Total         Equity/
                                                                                         Price/     Assets     Tang Assets
                                                                                         Assets     ($000)             (%)
Ticker  Short Name                     City               State   Exchange   IPO Date       (%)   Mst RctQ        Mst RctQ
------------------------------------------------------------------------------------------------------------------------------------
ASBI    Ameriana Bancorp               New Castle         IN      NASDAQ     03/02/87     16.44    393,028           11.20
ASBP    ASB Financial Corp.            Portsmouth         OH      NASDAQ     05/11/95     20.03    112,449           15.57
ATSB    AmTrust Capital Corp.          Peru               IN      NASDAQ     03/28/95     10.95     69,685           10.83
BDJI    First Federal Bancorporation   Bemidji            MN      NASDAQ     04/04/95     15.38    111,492           10.71
BWFC    Bank West Financial Corp.      Grand Rapids       MI      NASDAQ     03/30/95     23.40    164,854           14.15
CAPS    Capital Savings Bancorp Inc.   Jefferson City     MO      NASDAQ     12/29/93     14.35    242,259            9.14
CASH    First Midwest Financial Inc.   Storm Lake         IA      NASDAQ     09/20/93     13.17    404,589            9.66
CBCI    Calumet Bancorp Inc.           Dolton             IL      NASDAQ     02/20/92     21.40    488,346           16.22
CBSB    Charter Financial Inc.         Sparta             IL      NASDAQ     12/29/95     22.23    393,268           13.02
CIBI    Community Investors Bancorp    Bucyrus            OH      NASDAQ     02/07/95     15.30     94,328           11.75
CKFB    CKF Bancorp Inc.               Danville           KY      NASDAQ     01/04/95     27.72     59,868           23.67
CLAS    Classic Bancshares Inc.        Ashland            KY      NASDAQ     12/29/95     16.47    132,186           12.92
CMRN    Cameron Financial Corp         Cameron            MO      NASDAQ     04/03/95     25.09    208,105           21.69
CSBF    CSB Financial Group Inc.       Centralia          IL      NASDAQ     10/09/95     23.62     48,844           23.99
EFBI    Enterprise Federal Bancorp     West Chester       OH      NASDAQ     10/17/94     19.33    274,888           11.43
FBCI    Fidelity Bancorp Inc.          Chicago            IL      NASDAQ     12/15/93     13.75    497,862           10.46
FBCV    1ST Bancorp                    Vincennes          IN      NASDAQ     04/07/87     10.27    260,935            8.50
FBSI    First Bancshares Inc.          Mountain Grove     MO      NASDAQ     12/22/93     17.62    162,755           13.92
FFBI    First Financial Bancorp Inc.   Belvidere          IL      NASDAQ     10/04/93      9.33     84,531            8.65
FFBZ    First Federal Bancorp Inc.     Zanesville         OH      NASDAQ     07/13/92     15.03    201,262            7.54
FFED    Fidelity Federal Bancorp       Evansville         IN      NASDAQ     08/31/87     12.16    235,336            6.11
FFFD    North Central Bancshares Inc.  Fort Dodge         IA      NASDAQ     03/21/96     28.77    215,133           22.92
FFHH    FSF Financial Corp.            Hutchinson         MN      NASDAQ     10/07/94     14.73    388,135           11.17
FFHS    First Franklin Corp.           Cincinnati         OH      NASDAQ     01/26/88     13.41    231,189            8.97
FFKY    First Federal Financial Corp.  Elizabethtown      KY      NASDAQ     07/15/87     23.64    382,585           13.03
FFSL    First Independence Corp.       Independence       KS      NASDAQ     10/08/93     13.04    112,523           10.25
FFWC    FFW Corp.                      Wabash             IN      NASDAQ     04/05/93     13.79    181,468            8.89
FFWD    Wood Bancorp Inc.              Bowling Green      OH      NASDAQ     08/31/93     23.70    166,520           12.44
FKKY    Frankfort First Bancorp Inc.   Frankfort          KY      NASDAQ     07/10/95     24.00    133,255           16.83
FMBD    First Mutual Bancorp Inc.      Decatur            IL      NASDAQ     07/05/95     17.43    402,389           10.55
FTSB    Fort Thomas Financial Corp.    Fort Thomas        KY      NASDAQ     06/28/95     21.01     97,843           16.13
GFCO    Glenway Financial Corp.        Cincinnati         OH      NASDAQ     11/30/90     12.44    293,245            9.36
GFSB    GFS Bancorp Inc.               Grinnell           IA      NASDAQ     01/06/94     18.30     94,496           11.51
GTPS    Great American Bancorp         Champaign          IL      NASDAQ     06/30/95     22.80    139,568           20.43
GWBC    Gateway Bancorp Inc.           Catlettsburg       KY      NASDAQ     01/18/95     32.86     62,609           27.74
HALL    Hallmark Capital Corp.         West Allis         WI      NASDAQ     01/03/94      9.96    418,467            7.30
HBBI    Home Building Bancorp          Washington         IN      NASDAQ     02/08/95     15.86     41,746           14.12
HBFW    Home Bancorp                   Fort Wayne         IN      NASDAQ     03/30/95     18.85    334,862           13.29
HFFB    Harrodsburg First Fin Bancorp  Harrodsburg        KY      NASDAQ     10/04/95     31.36    108,949           26.92
HFSA    Hardin Bancorp Inc.            Hardin             MO      NASDAQ     09/29/95     12.81    117,364           11.53
HHFC    Harvest Home Financial Corp.   Cheviot            OH      NASDAQ     10/10/94     14.88     87,596           11.81
HMCI    HomeCorp Inc.                  Rockford           IL      NASDAQ     06/22/90     12.21    326,877            6.83
HZFS    Horizon Financial Svcs Corp.   Oskaloosa          IA      NASDAQ     06/30/94     10.79     87,784            9.95
INBI    Industrial Bancorp Inc.        Bellevue           OH      NASDAQ     08/01/95     25.20    354,116           17.18
INCB    Indiana Community Bank SB      Lebanon            IN      NASDAQ     12/15/94     20.17     93,702           12.17
JOAC    Joachim Bancorp Inc.           De Soto            MO      NASDAQ     12/28/95     31.02     34,938           28.16
KNK     Kankakee Bancorp Inc.          Kankakee           IL      AMSE       01/06/93     13.05    339,937           10.85
KYF     Kentucky First Bancorp Inc.    Cynthiana          KY      AMSE       08/29/95     20.89     88,089           16.70


------------------------------------------------------------------------------------------------------------------------------------
                                                                                           NPAs/     Return on     Return on
                                                                                          Assets    Avg Assets    Avg Equity
                                                                                             (%)           (%)           (%)
Ticker  Short Name                     City               State   Exchange   IPO Date   Mst RctQ           LTM           LTM
------------------------------------------------------------------------------------------------------------------------------------
ASBI    Ameriana Bancorp               New Castle         IN      NASDAQ     03/02/87       0.49          0.92          8.36
ASBP    ASB Financial Corp.            Portsmouth         OH      NASDAQ     05/11/95       0.90          0.97          5.89
ATSB    AmTrust Capital Corp.          Peru               IN      NASDAQ     03/28/95       2.20          0.40          3.86
BDJI    First Federal Bancorporation   Bemidji            MN      NASDAQ     04/04/95       0.24          0.65          5.87
BWFC    Bank West Financial Corp.      Grand Rapids       MI      NASDAQ     03/30/95       0.21          1.03          6.76
CAPS    Capital Savings Bancorp Inc.   Jefferson City     MO      NASDAQ     12/29/93       0.17          0.95         10.99
CASH    First Midwest Financial Inc.   Storm Lake         IA      NASDAQ     09/20/93       0.75          0.92          8.40
CBCI    Calumet Bancorp Inc.           Dolton             IL      NASDAQ     02/20/92       1.27          1.44          9.17
CBSB    Charter Financial Inc.         Sparta             IL      NASDAQ     12/29/95       0.56          1.13          7.62
CIBI    Community Investors Bancorp    Bucyrus            OH      NASDAQ     02/07/95       0.53          0.97          8.37
CKFB    CKF Bancorp Inc.               Danville           KY      NASDAQ     01/04/95       0.70          1.82          7.51
CLAS    Classic Bancshares Inc.        Ashland            KY      NASDAQ     12/29/95       0.43          0.81          5.53
CMRN    Cameron Financial Corp         Cameron            MO      NASDAQ     04/03/95       0.24          1.06          4.41
CSBF    CSB Financial Group Inc.       Centralia          IL      NASDAQ     10/09/95       0.56          0.31          1.21
EFBI    Enterprise Federal Bancorp     West Chester       OH      NASDAQ     10/17/94       0.07          0.93          7.35
FBCI    Fidelity Bancorp Inc.          Chicago            IL      NASDAQ     12/15/93       0.41          0.81          7.81
FBCV    1ST Bancorp                    Vincennes          IN      NASDAQ     04/07/87       1.12          0.72          8.73
FBSI    First Bancshares Inc.          Mountain Grove     MO      NASDAQ     12/22/93       0.13          1.20          8.49
FFBI    First Financial Bancorp Inc.   Belvidere          IL      NASDAQ     10/04/93       0.41         (0.38)        (4.72)
FFBZ    First Federal Bancorp Inc.     Zanesville         OH      NASDAQ     07/13/92       0.47          0.73          9.61
FFED    Fidelity Federal Bancorp       Evansville         IN      NASDAQ     08/31/87       0.09          0.75         14.15
FFFD    North Central Bancshares Inc.  Fort Dodge         IA      NASDAQ     03/21/96       0.22          1.84          7.58
FFHH    FSF Financial Corp.            Hutchinson         MN      NASDAQ     10/07/94       0.15          0.84          7.03
FFHS    First Franklin Corp.           Cincinnati         OH      NASDAQ     01/26/88       0.33          0.55          6.18
FFKY    First Federal Financial Corp.  Elizabethtown      KY      NASDAQ     07/15/87       0.08          1.64         11.99
FFSL    First Independence Corp.       Independence       KS      NASDAQ     10/08/93       0.99          0.65          6.09
FFWC    FFW Corp.                      Wabash             IN      NASDAQ     04/05/93       0.18          1.05         10.54
FFWD    Wood Bancorp Inc.              Bowling Green      OH      NASDAQ     08/31/93       0.03          1.40         11.07
FKKY    Frankfort First Bancorp Inc.   Frankfort          KY      NASDAQ     07/10/95       0.00          0.09          0.37
FMBD    First Mutual Bancorp Inc.      Decatur            IL      NASDAQ     07/05/95       0.06          0.31          2.16
FTSB    Fort Thomas Financial Corp.    Fort Thomas        KY      NASDAQ     06/28/95       1.91          1.22          7.18
GFCO    Glenway Financial Corp.        Cincinnati         OH      NASDAQ     11/30/90       0.25          0.80          8.37
GFSB    GFS Bancorp Inc.               Grinnell           IA      NASDAQ     01/06/94       0.98          1.27         11.01
GTPS    Great American Bancorp         Champaign          IL      NASDAQ     06/30/95       0.01          0.53          2.38
GWBC    Gateway Bancorp Inc.           Catlettsburg       KY      NASDAQ     01/18/95       0.76          0.94          3.60
HALL    Hallmark Capital Corp.         West Allis         WI      NASDAQ     01/03/94       0.12          0.65          9.10
HBBI    Home Building Bancorp          Washington         IN      NASDAQ     02/08/95       0.44          0.75          5.76
HBFW    Home Bancorp                   Fort Wayne         IN      NASDAQ     03/30/95       0.00          0.56          3.96
HFFB    Harrodsburg First Fin Bancorp  Harrodsburg        KY      NASDAQ     10/04/95       0.00          1.03          3.80
HFSA    Hardin Bancorp Inc.            Hardin             MO      NASDAQ     09/29/95       0.09          0.80          5.88
HHFC    Harvest Home Financial Corp.   Cheviot            OH      NASDAQ     10/10/94       0.11          0.30          2.31
HMCI    HomeCorp Inc.                  Rockford           IL      NASDAQ     06/22/90       2.16          0.51          7.95
HZFS    Horizon Financial Svcs Corp.   Oskaloosa          IA      NASDAQ     06/30/94       0.71          0.81          7.85
INBI    Industrial Bancorp Inc.        Bellevue           OH      NASDAQ     08/01/95       0.14          1.51          8.32
INCB    Indiana Community Bank SB      Lebanon            IN      NASDAQ     12/15/94       0.13          0.19          1.55
JOAC    Joachim Bancorp Inc.           De Soto            MO      NASDAQ     12/28/95       0.17          0.46          1.55
KNK     Kankakee Bancorp Inc.          Kankakee           IL      AMSE       01/06/93       0.80          0.89          8.28
KYF     Kentucky First Bancorp Inc.    Cynthiana          KY      AMSE       08/29/95       0.04          1.15          6.64

===============================================================================

                                  Exhibit IV-1
                    SELECTED FINANCIAL AND MARKET STATISTICS
     Publicly Traded Thrift Institutions Excluding Mutual Holding Companies In the Midwestern Region with Assets Less Than $500 Million and IPO Date Before March 31, 1996
                             As of November 18, 1997

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         * Adjusted
                                                                                        Current  Current    Current      Current
                                                                                          Stock   Price/     Price/  Price/ Tang
                                                                                          Price  LTM EPS    LTM EPS   Book Value
Ticker    Short Name                     City             State   Exchange   IPO Date       ($)      (x)        (x)          (%)
------------------------------------------------------------------------------------------------------------------------------------
LARK      Landmark Bancshares Inc.       Dodge City       KS      NASDAQ     03/28/94    24.000    22.64      16.12       130.51
------------------------------------------------------------------------------------------------------------------------------------
LOGN      Logansport Financial Corp.     Logansport       IN      NASDAQ     06/14/95    15.750    17.50      17.50       122.47
LSBI      LSB Financial Corp.            Lafayette        IN      NASDAQ     02/03/95    26.000    15.57      15.57       128.46
MARN      Marion Capital Holdings        Marion           IN      NASDAQ     03/18/93    26.500    16.67      16.67       119.26
------------------------------------------------------------------------------------------------------------------------------------
MBLF      MBLA Financial Corp.           Macon            MO      NASDAQ     06/24/93    25.250    18.84      18.84       112.98
------------------------------------------------------------------------------------------------------------------------------------
MCBS      Mid Continent Bancshares Inc.  El Dorado        KS      NASDAQ     06/27/94    39.625    21.08      17.85       198.82
------------------------------------------------------------------------------------------------------------------------------------
MFBC      MFB Corp.                      Mishawaka        IN      NASDAQ     03/25/94    23.250    20.39      20.39       114.48
------------------------------------------------------------------------------------------------------------------------------------
MFCX      Marshalltown Financial Corp.   Marshalltown     IA      NASDAQ     03/31/94    17.125    30.04      30.04       119.17
------------------------------------------------------------------------------------------------------------------------------------
MFFC      Milton Federal Financial Corp. West Milton      OH      NASDAQ     10/07/94    15.000    23.81      23.81       121.85
------------------------------------------------------------------------------------------------------------------------------------
MIFC      Mid-Iowa Financial Corp.       Newton           IA      NASDAQ     10/14/92    10.375    14.82      11.24       148.43
MIVI      Mississippi View Holding Co.   Little Falls     MN      NASDAQ     03/24/95    17.625    18.36      18.36       108.13
MSBF      MSB Financial Inc.             Marshall         MI      NASDAQ     02/06/95    17.500    19.66      19.66       169.41
MWBI      Midwest Bancshares Inc.        Burlington       IA      NASDAQ     11/12/92    51.000    15.27      15.27       166.94
MWFD      Midwest Federal Financial      Baraboo          WI      NASDAQ     07/08/92    26.000    20.00      15.05       240.52
NBSI      North Bancshares Inc.          Chicago          IL      NASDAQ     12/21/93    26.500    35.33      35.33       155.52
NEIB      Northeast Indiana Bancorp      Huntington       IN      NASDAQ     06/28/95    21.000    17.36      17.36       135.40
NSLB      NS&L Bancorp Inc.              Neosho           MO      NASDAQ     06/08/95    18.875    42.90      28.09       114.32
NWEQ      Northwest Equity Corp.         Amery            WI      NASDAQ     10/11/94    17.750    14.31      14.31       122.16
OHSL      OHSL Financial Corp.           Cincinnati       OH      NASDAQ     02/10/93    26.500    16.16      16.16       123.72
PCBC      Perry County Financial Corp.   Perryville       MO      NASDAQ     02/13/95    23.500    24.48      19.33       124.93
PERM      Permanent Bancorp Inc.         Evansville       IN      NASDAQ     04/04/94    26.250    21.69      21.69       130.60
PFDC      Peoples Bancorp                Auburn           IN      NASDAQ     07/07/87    31.500    22.83      17.29       163.81
PMFI      Perpetual Midwest Financial    Cedar Rapids     IA      NASDAQ     03/31/94    25.750    31.40      31.40       141.17
PTRS      Potters Financial Corp.        East Liverpool   OH      NASDAQ     12/31/93    32.750    14.00      14.00       146.07
PVFC      PVF Capital Corp.              Bedford Heights  OH      NASDAQ     12/30/92    20.250    11.25      11.25       190.50
QCFB      QCF Bancorp Inc.               Virginia         MN      NASDAQ     04/03/95    28.250    14.41      14.41       150.03
SFFC      StateFed Financial Corp.       Des Moines       IA      NASDAQ     01/05/94    13.500    18.75      18.75       136.92
SFSB      SuburbFed Financial Corp.      Flossmoor        IL      NASDAQ     03/04/92    32.875    16.12      16.12       145.14
SMBC      Southern Missouri Bancorp Inc. Poplar Bluff     MO      NASDAQ     04/13/94    17.875    19.02      19.02       109.26
SMFC      Sho-Me Financial Corp.         Mt. Vernon       MO      NASDAQ     07/01/94    47.000    17.54      17.54       207.69
SOBI      Sobieski Bancorp Inc.          South Bend       IN      NASDAQ     03/31/95    19.500    29.55      29.55       112.98
SWBI      Southwest Bancshares           Hometown         IL      NASDAQ     06/24/92    25.250    17.53      17.53       157.71
THR       Three Rivers Financial Corp.   Three Rivers     MI      AMSE       08/24/95    20.250    19.10      19.10       129.06
WCBI      Westco Bancorp                 Westchester      IL      NASDAQ     06/26/92    26.625    15.66      15.66       137.10
WEFC      Wells Financial Corp.          Wells            MN      NASDAQ     04/11/95    17.500    15.91      15.91       117.77
WFI       Winton Financial Corp.         Cincinnati       OH      AMSE       08/04/88    19.688    12.15      12.15       171.35
WOFC      Western Ohio Financial Corp.   Springfield      OH      NASDAQ     07/29/94    25.750    38.43      38.43       117.90

                                                                  ------------------------------------------------------------------
                                                                              AVERAGE     21.89    23.40      20.60       139.55

                                                                               MEDIAN     20.00    18.44      17.75       130.60
                                                                  ------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Tangible
                                                                                                    Total       Equity/      NPAs/
                                                                                       Price/      Assets   Tang Assets     Assets
                                                                                       Assets      ($000)           (%)        (%)
Ticker    Short Name                     City             State   Exchange   IPO Date     (%)    Mst RctQ      Mst RctQ   Mst RctQ
------------------------------------------------------------------------------------------------------------------------------------
LARK      Landmark Bancshares Inc.       Dodge City       KS      NASDAQ     03/28/94   18.00     228,100         13.79       0.04
LOGN      Logansport Financial Corp.     Logansport       IN      NASDAQ     06/14/95   23.14      85,801         18.89       0.49
LSBI      LSB Financial Corp.            Lafayette        IN      NASDAQ     02/03/95   11.90     200,266          8.63       1.05
MARN      Marion Capital Holdings        Marion           IN      NASDAQ     03/18/93   26.17     179,822         21.95       1.08
MBLF      MBLA Financial Corp.           Macon            MO      NASDAQ     06/24/93   14.30     224,013         12.65       0.57
MCBS      Mid Continent Bancshares Inc.  El Dorado        KS      NASDAQ     06/27/94   18.99     408,590          9.39       0.15
MFBC      MFB Corp.                      Mishawaka        IN      NASDAQ     03/25/94   15.00     255,921         13.10       0.00
MFCX      Marshalltown Financial Corp.   Marshalltown     IA      NASDAQ     03/31/94   19.26     125,491         16.16       0.00
MFFC      Milton Federal Financial Corp. West Milton      OH      NASDAQ     10/07/94   16.47     209,958         12.57       0.15
MIFC      Mid-Iowa Financial Corp.       Newton           IA      NASDAQ     10/14/92   13.86     125,541          9.34       0.02
MIVI      Mississippi View Holding Co.   Little Falls     MN      NASDAQ     03/24/95   19.03      68,546         17.61         NA
MSBF      MSB Financial Inc.             Marshall         MI      NASDAQ     02/06/95   28.03      77,014         16.54       0.02
MWBI      Midwest Bancshares Inc.        Burlington       IA      NASDAQ     11/12/92   11.55     149,850          6.92       0.81
MWFD      Midwest Federal Financial      Baraboo          WI      NASDAQ     07/08/92   20.44     207,050          8.52       0.12
NBSI      North Bancshares Inc.          Chicago          IL      NASDAQ     12/21/93   20.88     122,081         13.43       0.00
NEIB      Northeast Indiana Bancorp      Huntington       IN      NASDAQ     06/28/95   19.45     190,319         14.37       0.17
NSLB      NS&L Bancorp Inc.              Neosho           MO      NASDAQ     06/08/95   22.36      59,711         19.56       0.02
NWEQ      Northwest Equity Corp.         Amery            WI      NASDAQ     10/11/94   15.36      96,954         11.69       1.42
OHSL      OHSL Financial Corp.           Cincinnati       OH      NASDAQ     02/10/93   13.95     234,600         10.92       0.03
PCBC      Perry County Financial Corp.   Perryville       MO      NASDAQ     02/13/95   23.99      81,105         19.20       0.03
PERM      Permanent Bancorp Inc.         Evansville       IN      NASDAQ     04/04/94   12.73     433,568          9.35       1.07
PFDC      Peoples Bancorp                Auburn           IN      NASDAQ     07/07/87   24.91     287,564         15.20       0.34
PMFI      Perpetual Midwest Financial    Cedar Rapids     IA      NASDAQ     03/31/94   12.01     401,665          8.51       0.29
PTRS      Potters Financial Corp.        East Liverpool   OH      NASDAQ     12/31/93   12.87     122,716          8.81       0.44
PVFC      PVF Capital Corp.              Bedford Heights  OH      NASDAQ     12/30/92   13.69     383,278          7.18       1.13
QCFB      QCF Bancorp Inc.               Virginia         MN      NASDAQ     04/03/95   24.67     158,192         16.45       0.24
SFFC      StateFed Financial Corp.       Des Moines       IA      NASDAQ     01/05/94   24.02      87,542         17.53       2.19
SFSB      SuburbFed Financial Corp.      Flossmoor        IL      NASDAQ     03/04/92    9.60     432,559          6.61         NA
SMBC      Southern Missouri Bancorp Inc. Poplar Bluff     MO      NASDAQ     04/13/94   17.65     163,297         16.15       0.88
SMFC      Sho-Me Financial Corp.         Mt. Vernon       MO      NASDAQ     07/01/94   20.43     344,849          9.03       0.29
SOBI      Sobieski Bancorp Inc.          South Bend       IN      NASDAQ     03/31/95   18.04      84,279         14.78       0.13
SWBI      Southwest Bancshares           Hometown         IL      NASDAQ     06/24/92   17.89     375,004         11.34       0.20
THR       Three Rivers Financial Corp.   Three Rivers     MI      AMSE       08/24/95   17.70      94,216         13.73       0.87
WCBI      Westco Bancorp                 Westchester      IL      NASDAQ     06/26/92   21.31     309,070         15.54       0.21
WEFC      Wells Financial Corp.          Wells            MN      NASDAQ     04/11/95   16.75     204,761         14.22       0.23
WFI       Winton Financial Corp.         Cincinnati       OH      AMSE       08/04/88   12.05     324,532          7.04       0.28
WOFC      Western Ohio Financial Corp.   Springfield      OH      NASDAQ     07/29/94   15.26     397,425         13.06       0.44

                                                                  ------------------------------------------------------------------
                                                                              AVERAGE   18.16     210,724         13.39       0.46

                                                                               MEDIAN   17.65     181,468         12.57       0.24
                                                                  ------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------

                                                                                        Return on    Return on
                                                                                       Avg Assets   Avg Equity
                                                                                              (%)          (%)
Ticker    Short Name                     City             State   Exchange   IPO Date         LTM          LTM
--------------------------------------------------------------------------------------------------------------------
LARK      Landmark Bancshares Inc.       Dodge City       KS      NASDAQ     03/28/94        0.88         5.95
LOGN      Logansport Financial Corp.     Logansport       IN      NASDAQ     06/14/95        1.42         7.28
LSBI      LSB Financial Corp.            Lafayette        IN      NASDAQ     02/03/95        0.78         8.67
MARN      Marion Capital Holdings        Marion           IN      NASDAQ     03/18/93        1.70         7.49
MBLF      MBLA Financial Corp.           Macon            MO      NASDAQ     06/24/93        0.83         6.50
MCBS      Mid Continent Bancshares Inc.  El Dorado        KS      NASDAQ     06/27/94        1.03         9.74
MFBC      MFB Corp.                      Mishawaka        IN      NASDAQ     03/25/94        0.83         5.63
MFCX      Marshalltown Financial Corp.   Marshalltown     IA      NASDAQ     03/31/94        0.67         4.26
MFFC      Milton Federal Financial Corp. West Milton      OH      NASDAQ     10/07/94        0.73         5.08
MIFC      Mid-Iowa Financial Corp.       Newton           IA      NASDAQ     10/14/92        1.00        10.89
MIVI      Mississippi View Holding Co.   Little Falls     MN      NASDAQ     03/24/95        1.07         6.04
MSBF      MSB Financial Inc.             Marshall         MI      NASDAQ     02/06/95        1.50         8.42
MWBI      Midwest Bancshares Inc.        Burlington       IA      NASDAQ     11/12/92        0.87        12.54
MWFD      Midwest Federal Financial      Baraboo          WI      NASDAQ     07/08/92        1.14        13.21
NBSI      North Bancshares Inc.          Chicago          IL      NASDAQ     12/21/93        0.63         4.37
NEIB      Northeast Indiana Bancorp      Huntington       IN      NASDAQ     06/28/95        1.20         7.78
NSLB      NS&L Bancorp Inc.              Neosho           MO      NASDAQ     06/08/95        0.49         2.39
NWEQ      Northwest Equity Corp.         Amery            WI      NASDAQ     10/11/94        1.03         8.75
OHSL      OHSL Financial Corp.           Cincinnati       OH      NASDAQ     02/10/93        0.90         8.06
PCBC      Perry County Financial Corp.   Perryville       MO      NASDAQ     02/13/95        0.93         4.97
PERM      Permanent Bancorp Inc.         Evansville       IN      NASDAQ     04/04/94        0.62         6.64
PFDC      Peoples Bancorp                Auburn           IN      NASDAQ     07/07/87        1.12         7.29
PMFI      Perpetual Midwest Financial    Cedar Rapids     IA      NASDAQ     03/31/94        0.40         4.65
PTRS      Potters Financial Corp.        East Liverpool   OH      NASDAQ     12/31/93        0.98        10.93
PVFC      PVF Capital Corp.              Bedford Heights  OH      NASDAQ     12/30/92        1.37        19.66
QCFB      QCF Bancorp Inc.               Virginia         MN      NASDAQ     04/03/95        1.65         9.33
SFFC      StateFed Financial Corp.       Des Moines       IA      NASDAQ     01/05/94        1.28         7.20
SFSB      SuburbFed Financial Corp.      Flossmoor        IL      NASDAQ     03/04/92        0.66        10.11
SMBC      Southern Missouri Bancorp Inc. Poplar Bluff     MO      NASDAQ     04/13/94        0.93         5.81
SMFC      Sho-Me Financial Corp.         Mt. Vernon       MO      NASDAQ     07/01/94        1.30        13.64
SOBI      Sobieski Bancorp Inc.          South Bend       IN      NASDAQ     03/31/95        0.62         3.88
SWBI      Southwest Bancshares           Hometown         IL      NASDAQ     06/24/92        1.05         9.84
THR       Three Rivers Financial Corp.   Three Rivers     MI      AMSE       08/24/95        0.90         6.48
WCBI      Westco Bancorp                 Westchester      IL      NASDAQ     06/26/92        1.50         9.74
WEFC      Wells Financial Corp.          Wells            MN      NASDAQ     04/11/95        1.06         7.49
WFI       Winton Financial Corp.         Cincinnati       OH      AMSE       08/04/88        1.05        14.63
WOFC      Western Ohio Financial Corp.   Springfield      OH      NASDAQ     07/29/94        0.37         2.74

                                                                  ---------------------------------------------
                                                                              AVERAGE        0.91         7.20

                                                                               MEDIAN        0.92         7.35
                                                                  ---------------------------------------------




Source:  SNL Securities, L.P.

                                                National Capital Companies, LLC

================================================================================

                                  Exhibit IV-2

                        Hopkinsville Federal Savings Bank
                             Hopkinsville, Kentucky

                    SELECTED FINANCIAL AND MARKET STATISTICS

                                Comparable Group


------------------------------------------------------------------------------------------------------------------------------------

                                                   Current                                                                Tangible
                                                    Market       Price/         Price/     Price/Tang        Price/   Publicly Rep
                                         Price       Value      LTM EPS     Book Value     Book Value        Assets     Book Value
Short Name                                 ($)        ($M)          (x)            (%)            (%)           (%)            ($)
------------------------------------------------------------------------------------------------------------------------------------

Ameriana Bancorp                        20.000       64.63        17.86         146.74         146.84         16.44         13.62
First Bancshares Inc.                   26.250       28.68        15.44         126.57         126.57         17.62         20.74
FFW Corp.                               35.000       25.02        14.23         142.05         156.53         13.79         22.36
Wood Bancorp Inc.                       18.625       39.49        18.44         190.63         190.63         23.70          9.77
Industrial Bancorp                      17.250       89.23        17.08         146.68         146.68         25.20         11.76
Landmark Bancshares Inc. #              24.000       41.06        17.46         130.51         130.51         18.00         18.39
MBLA Financial Corp.                    25.250       32.00        18.84         112.98         112.98         14.30         22.35
MFB Corp.                               23.250       38.38        20.39         114.48         114.48         15.00         20.31
Milton Federal Financial Corp.          15.000       34.57        23.81         121.85         121.85         16.47         12.31
Midwest Bancshares Inc.                 51.000       17.30        15.27         166.94         166.94         11.55         30.55
------------------------------------------------------------------------------------------------------------------------------------

                AVERAGE                 25.56        41.04        17.88         139.94         141.40         17.21         18.22
                 MEDIAN                 23.63        36.48        17.66         136.28         138.60         16.46         19.35
------------------------------------------------------------------------------------------------------------------------------------



# June 30, 1997 latest financial information and LTM earnings is adjusted for the SAIF Special assessment

Current pricing information as of November 18, 1997

Financial information as of September 30, 1997

Source:  SNL Securities, L.P.

                                  Exhibit IV-2a

                        Hopkinsville Federal Savings Bank
                             Hopkinsville, Kentucky

                    SELECTED FINANCIAL AND MARKET STATISTICS

                                Comparable Group



--------------------------------------------------------------------------------------------------------------------
                                                           Current         Current   1 Month Avg    One Year Avg
                                             Net          Dividend      Annualized   Weekly Vol/     Weekly Vol/
                                          Income             Yield        Dividend    Shares Out      Shares Out
Short Name                                ($000)               (%)             ($)           (%)             (%)
--------------------------------------------------------------------------------------------------------------------
Ameriana Bancorp                           3,656             3.200          0.6400          0.50            0.51
First Bancshares Inc.                      1,901             0.762          0.2000          0.23            0.83
FFW Corp.                                  1,735             2.057          0.7200          0.58            1.01
Wood Bancorp Inc.                          2,262             2.148          0.4000          0.29            0.30
Industrial Bancorp                         5,090             3.246          0.5600          0.79            1.15
Landmark Bancshares Inc. #                 1,929             1.667          0.4000          0.20            0.79
MBLA Financial Corp.                       1,840             1.584          0.4000          0.04            0.37
MFB Corp.                                  2,002             1.376          0.3200          0.59            1.06
Milton Federal Financial Corp.             1,378             4.000          0.6000          0.99            0.73
Midwest Bancshares Inc.                    1,235             1.412          0.7200          3.58            0.99

--------------------------------------------------------------------------------------------------------------------
             AVERAGE                       2,303             2.15             0.50          0.78            0.77
              MEDIAN                       1,915             1.86             0.48          0.54            0.81
--------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                                             LTM
                                         Insider    Institutional           Shares     Return on
                                       Ownership        Ownership      Outstanding    Avg Equity
                                             (%)              (%)         (Actual)           (%)
-------------------------------------------------------------------------------------------------
Ameriana Bancorp                           15.30            15.90        3,231,407          8.36
First Bancshares Inc.                      13.40             0.04        1,092,554          8.49
FFW Corp.                                  25.72            16.10          714,847         10.54
Wood Bancorp Inc.                          22.92             9.06        2,118,538         11.07
Industrial Bancorp                          7.70            23.00        5,172,800          8.32
Landmark Bancshares Inc. #                 23.70            33.02        1,710,666          5.95
MBLA Financial Corp.                       28.25             4.38        1,268,268          6.50
MFB Corp.                                  18.40            24.05        1,650,567          5.63
Milton Federal Financial Corp.              6.20            14.48        2,304,836          5.08
Midwest Bancshares Inc.                    33.68             0.00          339,311         12.54
-------------------------------------------------------------------------------------------------
             AVERAGE                       19.53            14.00        1,960,379          8.25
              MEDIAN                       20.66            15.19        1,680,617          8.34
-------------------------------------------------------------------------------------------------

#  June 30, 1997 latest financial information available

Financial information as of September 30, 1997

Source:  SNL Securities, L.P.

                                  Exhibit V-1


                       Hopkinsville Federal Savings Bank
                         STANDARD CONVERSION ANALYSIS
                                    Page 1

As of November 18, 1997
----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Comparable               All Publicly
                                                                                          Group                 Traded Thrifts
PRICE MULTIPLE:                                Symbol           Subject              (As of 11/18/97)          (As of 11/18/97)
                                                           Low           High      Average         Median     Average     Median
----------------------------------------------------------------------------------------------------------------------------------
Price-to-Earnings ratio                         P/E       12.75         15.00       17.88           17.66      20.91       18.25

Price-to-Book ratio                             P/B       66.00         69.00      141.40          138.60     165.69      150.17

Price-to-Assets                                 P/A       13.00         13.50       17.21           16.46      18.52       16.63

------------------------------------------------------------------------
PARAMETERS                                     SYMBOL        VALUE
------------------------------------------------------------------------
Proforma Value after Conversion                 "V"
Pre-conversion earnings  (1)                    "Y"          $1,591,000
Est ESOP Borrowings (8%)                        "E"           2,440,000
Est ESOP Borrowing Rate (2)                     "S"               5.61%
Est Amort. of ESOP Borrowings                   "T"                   8
Pre-Conversion Tangible Book Value (3)          "B"          18,732,000
Pre-Conversion Assets (3)                       "A"         202,009,000
Reinvestment Rate (4)                           "R"               4.29%
Est Conversion Expenses (5)                     "X"             700,000
Management Recognition Plan Amount (4%)         "M"           1,220,000
Management Recognition Plan Expense             "N"             244,000
Proceeds not Reinvested                         "Z"           2,570,000
Projected Dividend Amount                       "DA"                  0
Projected Dividend Yield                        "DY"              0.00%
Tax Rate (State and Federal)                                     34.00%

(1)  LTM earnings as of June 30, 1997 (w/o SAIF assessment).
(2)  Based upon prime at 8.5% rate less the effective tax rate.
(3)  As of June 30, 1997.
(4) Net return assumes a reinvestment rate of 6.5%, the estimated incremental net assets yield for the Company for the most recent period, less the an estimated tax effect.
(5)  Estimated total costs for the conversion.





                       Hopkinsville Federal Savings Bank
                         STANDARD CONVERSION ANALYSIS
                                    Page 2


                                                                               Formula
PRICE-TO-EARNINGS CALCULATION
                                       low       28,015,045               P/E [Y-R(X+Z)-ES-(1-Tax)E/T-(1-Tax)N)]
                                      high       32,958,876          V = ----------------------------
                                   average       30,486,961                        1-(P/E)R

PRICE-TO-BOOK CALCULATION
                                       low       27,898,588              P/B (B-X-E-M)
                                      high       31,989,290          V = -------------
                                   average       29,943,939                  1-P/B

PRICE-TO-ASSETS CALCULATION
                                       low       30,080,655                P/A (A-X)
                                      high       31,237,603          V = -------------
                                   average       30,659,129                  1-P/A

SUMMARY ESTIMATE

===========================================================
As of November 18, 1997                         $30,500,000
===========================================================

Allowable Range
                                   from 85% --  $25,925,000
                                 to 115% or --  $35,075,000

                                  Exhibit V-2

                       Hopkinsville Federal Savings Bank

                    PROFORMA EFFECT OF CONVERSION PROCEEDS

Estimated Conversion Proceeds                           $30,500,000
(Midpoint of conversion range)

Less
  Selling Expenses                                        ($700,000)
                                                     --------------
Conversion Proceeds                                     $29,800,000

  ESOP Deduction                                        ($2,440,000)
  MRP Deduction                                         ($1,220,000)
                                                     --------------
Estimated Net Capital Addition from Conversion          $26,140,000


Estimated Additional Income from Conversion Process
---------------------------------------------------

Conversion Proceeds (1)                                 $27,360,000
Estimated Incremental Rate of Return                           4.29%
                                                     --------------
                                                         $1,173,744

Less Amortization of ESOP Borrowing, net of taxes         ($201,300)
Less ESOP Borrowing Expense, net of taxes                  (136,884)
Less Management Recognition Program Expense               ($161,040)
                                                     --------------
Estimated Net Earnings Increase                            $674,520

(1) less ESOP

                                                 -----------------------------------------------
                                                   Before Conversion          After Conversion
                                                 -----------------------------------------------
ESTIMATED PROFORMA EARNINGS

Normalized Earnings (annualized)                         $1,591,000              $2,265,520

Return on Assets                                            0.79%                   0.99%

                                                 ----------------------------------------------------------------------------
ESTIMATED PROFORMA NET WORTH                       Before Conversion        Conversion Proceeds            After Conversion
                                                 ----------------------------------------------------------------------------
As of September 30, 1997                                $18,732,000             $26,140,000                   $44,872,000

                                                 ----------------------------------------------------------------------------
ESTIMATED PROFORMA ASSETS                          Before Conversion        Conversion Proceeds            After Conversion
                                                 ----------------------------------------------------------------------------
As of September 30, 1997                               $202,009,000             $26,140,000                  $228,149,000

                                  Exhibit V-3


                       Hopkinsville Federal Savings Bank


                    PROFORMA EFFECT OF STANDARD CONVERSION

                                                        ------------------------------------------------------------------------
                                                              Minimum           Midpoint             Maximum         Super Max
                                                        ------------------------------------------------------------------------
Estimated Gross Stock Sale Proceeds                          25,925,000         30,500,000         35,075,000         40,336,250
Estimated Expenses (1)                                          700,000            700,000            700,000            700,000
                                                        ---------------    ---------------    ---------------    ---------------
Estimated Net Conversion Proceeds                            25,225,000         29,800,000         34,375,000         39,636,250

ESTIMATED PROFORMA NET WORTH
Tangible Net Worth as of September 30, 1997                  18,732,000         18,732,000         18,732,000         18,732,000
Conversion Proceeds                                          25,225,000         29,800,000         34,375,000         39,636,250
                                                        ---------------    ---------------    ---------------    ---------------
Total                                                        43,957,000         48,532,000         53,107,000         58,368,250
Less ESOP Debt (2)                                            2,074,000          2,440,000          2,806,000          3,226,900
Less MRP Obligation (2)                                       1,037,000          1,220,000          1,403,000          1,613,450
                                                        ---------------    ---------------    ---------------    ---------------
Est. Proforma Tangible Net Worth                             40,846,000         44,872,000         48,898,000         53,527,900

ESTIMATED PROFORMA EARNINGS

Normalized Earnings (annualized)                              1,591,000          1,591,000          1,591,000          1,591,000
Incremental Earnings (3)                                        993,178          1,173,744          1,354,310          1,561,961
                                                        ---------------    ---------------    ---------------    ---------------
Sub-total                                                     2,584,178          2,764,744          2,945,310          3,152,961
Less ESOP Adjustment (4)                                        287,456            338,184            388,912            447,248
Less MRP Adjustment (4)                                         136,884            161,040            185,196            212,975
                                                        ---------------    ---------------    ---------------    ---------------
Estimated Proforma Annual Earnings                            2,159,838          2,265,520          2,371,203          2,492,738

ESTIMATED PROFORMA NET ASSETS
Total as of September 30, 1997                              202,009,000        202,009,000        202,009,000        202,009,000
Conversion Proceeds                                          23,151,000         27,360,000         31,569,000         36,409,350
Less MRP Obligation                                           1,037,000          1,220,000          1,403,000          1,613,450
                                                        ---------------    ---------------    ---------------    ---------------
Estimated Proforma Assets                                   224,123,000        228,149,000        232,175,000        236,804,900



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ESTIMATED PROFORMA RATIOS, PRICE TO:
                                     Tangible Net Worth          63.47%             67.97%             71.73%             76.36%
                                               Earnings           12.00              13.46              14.79              16.18
                                                 Assets          11.57%             13.37%             15.11%             17.03%

--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
EST. PROFORMA RETURN ON ASSETS                                    0.98%              0.98%              1.02%              1.05%
EST. PROFORMA TANGIBLE NET WORTH to ASSETS                       18.22%             19.67%             21.06%             22.60%
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated issuance costs including legal, accounting and other direct expenses
(2) Estimated
(3) Estimated 6.5% incremental net return on earning assets less the effective tax rate
(4) Tax effected

                                   Exhibit V-4

                        Hopkinsville Federal Savings Bank
                             Hopkinsville, Kentucky

            Proforma Pricing Multiples Compared to Comparable Group *

                            ------------------------------------------------------------------------------
                             Institution               Comparable           (Discount)          Premium
                              Proforma                   Group               -- From Comparable Group --
                               Value           Average           Median       Average            Median
                            ------------------------------------------------------------------------------
METHOD
                                                            At the Minimum

Price-to-Earnings (x)          12.00            17.88            17.66        -32.87%           -32.03%

Price-to-Book (%)              63.47           141.40           138.60        -55.11%           -54.21%

Price-to-Assets (%)            11.57            17.21            16.46        -32.79%           -29.72%


                                                            At the Midpoint

Price-to-Earnings (x)          13.46            17.88            17.66        -24.71%           -23.77%

Price-to-Book (%)              67.97           141.40           138.60        -51.93%           -50.96%

Price-to-Assets (%)            13.37            17.21            16.46        -22.32%           -18.78%


                                                            At the Maximum

Price-to-Earnings (x)          14.79            17.88            17.66        -17.27%           -16.24%

Price-to-Book (%)              71.73           141.40           138.60        -49.27%           -48.25%

Price-to-Assets (%)            15.11            17.21            16.46        -12.22%            -8.22%


                                                            At the Super Max

Price-to-Earnings (x)          16.18            17.88            17.66         -9.50%            -8.37%

Price-to-Book (%)              75.36           141.40           138.60        -46.71%           -45.63%

Price-to-Assets (%)            17.03            17.21            16.46         -1.03%             3.48%